Exhibit 4.1

USCC MASTER NOTE TRUST,

as Issuer,

USCC SERVICES, LLC,

as Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

MASTER INDENTURE

Dated as of December 20, 2017

i

ANNEX A - DEFINITIONS
EXHIBIT A - FORM OF UNDERTAKING LETTER

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MASTER INDENTURE, dated as of December 20, 2017 (herein, as amended, modified or supplemented from time to time as permitted hereby, called the “Indenture”), among USCC MASTER NOTE TRUST, a Delaware statutory trust (together with its permitted successors and assigns, the “Issuer”), USCC SERVICES, LLC, a Delaware limited liability company, as Servicer (in such capacity, the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as indenture trustee (herein, together with its successors in the trusts hereunder, called the “Indenture Trustee”).  This Indenture may be supplemented at any time and from time to time by one or more Indenture Supplements in accordance with Article X hereof (each, an “Indenture Supplement,” and any Indenture Supplement together with this Indenture and amendments hereof and any supplemental indentures hereto collectively referred to as the “Agreement”).  If a conflict exists between the terms and provisions of this Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for its asset backed notes to be issued in one or more Series (the “Notes”) as provided in this Indenture.

In connection with one or more Series of Notes issued under this Indenture, the Issuer may enter into agreements with other entities that will provide credit enhancement or other protection and benefits for the Holders of a Series of Notes or a Class of such Series of Notes and the Issuer will incur obligations under the terms of such agreement.  The Issuer, through this Indenture, wishes to provide security for such obligations to the extent and as provided in the relevant Indenture Supplements.  All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers.

The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid and binding obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, in accordance with their and its terms.

Simultaneously with the delivery of this Indenture, the Issuer is entering into the Transfer and Servicing Agreement, pursuant to which (a) the Transferor will transfer, assign, set over and convey to the Issuer, on the Initial Closing Date and from time to time thereafter, all of its right, title and interest in, to and under the Receivables and Related Rights, which the Transferor will have acquired from the Seller pursuant to the Receivables Purchase Agreement, and (b) the Servicer has agreed to service the Receivables (and hold custody of the Custody Files) and make collections thereon on behalf of the Noteholders.

GRANTING CLAUSES

To secure the due and punctual payment by the Issuer of principal of (and premium, if any) and interest on the Notes, amounts due to Series Enhancers under the Series Enhancements as provided in the Indenture Supplements, and all other amounts due and payable under this Indenture or any Indenture Supplement or under any Series Enhancement (collectively, the “Secured Obligations”), when and as the same shall become due and payable, whether on demand for payment or on a Payment Date, or a Redemption Date, at a Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, according to the terms of this Indenture, the respective Indenture Supplements and the Notes or the Series Enhancements, the Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Noteholders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (a) the Receivables, (b) the Contracts, (c) Recoveries related thereto, (d) all other Related Rights and all money, instruments, investment property and other property (together with all earnings, dividends, distributions, income, issues, and profits relating to) distributed or distributable in respect of the Receivables pursuant to the terms of the Transfer and Servicing Agreement, this Indenture and any Indenture Supplement, (e) all Eligible Investments and all money, investment property, instruments and other property on deposit from time to time in, credited to or related to the Collection Account or any other Trust Account (including any subaccounts of such account), and in all interest, dividends, earnings, income and other distributions from time to time received, receivable or otherwise distributed or distributable thereto or in respect thereof (including any accrued discount realized on liquidation of any investment purchased at a discount), (f) all rights, remedies, powers, privileges and claims of the Issuer under or with respect to any Series Enhancement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement and the Receivables Sale Agreement (whether arising pursuant to the terms of such Series Enhancement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement or the Receivables Sale Agreement, or otherwise available to the Issuer at law or in equity), including, without limitation, the rights of the Issuer to enforce such Series Enhancement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement or the Receivables Sale Agreement, and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to such Series Enhancement, the Transfer and Servicing Agreement, the Receivables Purchase Agreement or the Receivables Sale Agreement to the same extent as the Issuer could but for the assignment and security interest granted to the Indenture Trustee for the benefit of the Noteholders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers, (g) all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, certificates of deposit, letters of credit, and advices of credit belonging to the Issuer, (h) all other property of the Issuer, (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every, kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and non-cash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing, and (j) any proceeds (including “proceeds” as defined in the UCC) of the foregoing; in each case, excluding payments made to the Transferor hereunder and all amounts distributable to the Equity Certificateholder pursuant to the terms of any Transaction Document (collectively, the “Collateral”).

Such Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture and the Indenture Supplements, between any Note and any other Notes, and to secure the other Secured Obligations; provided, that unless and to the extent provided for in an Indenture Supplement for any Series, the security interest granted above in the Series Accounts and Series Enhancement for a particular Series shall be to secure the Notes for such Series only and, to the extent provided in the Indenture Supplement for such Series, the Series Enhancers.  This Indenture is a security agreement within the meaning of the UCC.  The Indenture Trustee as Indenture Trustee on behalf of the Noteholders acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately and effectively protected.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal of (and premium, if any) and interest on the Notes and to the Series Enhancers under the Series Enhancements is limited by recourse only to the Collateral and only to the extent proceeds and distributions on the Collateral are allocated for their benefit under the terms of this Indenture, the Indenture Supplements and the Series Enhancements.

ARTICLE I

DEFINITIONS

SECTION 1.1                     Definitions Provisions.

(a)                                 Unless defined elsewhere within, capitalized terms used in this Indenture shall have the meanings ascribed to them in (including by reference in) Annex A hereto.  The definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(b)                                 With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Transfer and Servicing Agreement or the related Indenture Supplement, as applicable.

(c)                                  All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(d)                                 As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable, in the United States and as in effect on the date of this Indenture.  To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture or in any such certificate or other document shall control.

(e)                                  Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any Outstanding Series.

(f)                                   Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(g)                                  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term “including” means “including without limitation.”

SECTION 1.2                     Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act (“TIA”), such provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.

While this Indenture is not qualified under the TIA and is not required to be qualified under the TIA, the Issuer desires that in certain instances this Indenture comply with the TIA.  Accordingly, many provisions of the TIA have been incorporated in this Indenture.

ARTICLE II

THE NOTES

SECTION 2.1                     Form Generally.  Any Series or Class of Notes shall be issued in fully registered form (the “Registered Notes”) and shall be in substantially the form of an exhibit to the related Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The terms of any Notes set forth in an exhibit to the related Indenture Supplement are part of the terms of this Indenture, as applicable.

The Definitive Notes shall be typewritten, word processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by its execution of such Notes.

Each Global Note will be dated the Closing Date for the respective Series and each Definitive Note will be dated as of the date of its authentication.

SECTION 2.2                     Denominations.  Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of $100,000 and in integral multiples of $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class), and shall be issued upon initial issuance as one or more Notes in an aggregate original principal amount specified in the relevant Indenture Supplement for such Class or Series.

SECTION 2.3                     Execution, Authentication and Delivery.

(a)                                 Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer of the Owner Trustee.

(b)                                 Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance of such Notes.

(c)                                  At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and upon receipt of an Issuer Order the Indenture Trustee or its authenticating agent shall authenticate and deliver such Notes as provided in this Indenture or the related Indenture Supplement and not otherwise.

(d)                                 No Note shall be entitled to any benefit under this Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of the Indenture Trustee or its authenticating agent by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.4                     Authenticating Agent.

(a)                                 The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent.  Each authenticating agent must be acceptable to the Issuer and the Transferor.  If no authenticating agent is appointed, the Indenture Trustee will be the authenticating agent for the Notes.

(b)                                 Any institution succeeding to the corporate trust and agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such authenticating agent.

(c)                                  An authenticating agent may at any time resign by giving written notice of resignation to the Indenture Trustee, the Issuer and the Transferor. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Indenture Trustee, the Issuer and the Transferor, the Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Issuer and the Transferor.

(d)                                 The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 2.4.

(e)                                  Pursuant to an appointment made under this Section 2.4, the Notes may have endorsed thereon, in lieu of or in addition to the Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes described in the within-mentioned Agreement.

As Authenticating Agent
for the Indenture Trustee

By:
Authorized Signatory”

SECTION 2.5                     Registration of and Limitations on Transfer and Exchange of Notes.

(a)                                 The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. A Registrar (which may be the Indenture Trustee) (in such capacity, the “Registrar”) shall provide for the registration of Registered Notes and transfers and exchanges of Registered Notes as herein provided.  The Registrar shall initially be the Indenture Trustee and any co-Registrar chosen by the Issuer and acceptable to the Indenture Trustee.  Any reference in this Indenture to the Registrar shall include any co-Registrar unless the context requires otherwise.  The Issuer may revoke such appointment and remove any Registrar if the Issuer determines in its sole discretion that such Registrar failed to perform its obligations under this Indenture in any material respect. Any Registrar shall be permitted to resign as Registrar upon thirty (30) days’ notice to the Issuer and the Indenture Trustee; provided, however, that such resignation shall not be effective and such Registrar shall continue to perform its duties as Registrar until the Issuer has appointed a successor Registrar reasonably acceptable to the Issuer.  Upon any resignation of any Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Registrar.

(b)                                 If a Person other than the Indenture Trustee is appointed by the Issuer as Registrar, the Issuer will give the Indenture Trustee prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Registrar. The Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and may rely upon a certificate executed on behalf of the Registrar by an officer thereof as to the names and addresses of the Noteholders and the principal amounts and numbers of such Notes.

(c)                                  Upon surrender for registration of transfer or exchange of any Registered Note at the office or agency of the Registrar, to be maintained as provided in Section 3.2, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, in the name of the designated transferee or transferees, one or more new Notes (of the same Series and Class) in authorized denominations of like tenor and aggregate principal amount.

(d)                                 At the option of a Noteholder, Notes may be exchanged for other Notes (of the same Series and Class) in any authorized denominations and of like tenor and aggregate principal amount, upon surrender of such Notes to be exchanged at the office or agency of the Registrar.  Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401(a) of the UCC are met, the Issuer shall execute, and upon receipt of such surrendered Note the Indenture Trustee shall authenticate and deliver to the Noteholder, the Notes which the Noteholder making the exchange is entitled to receive.

(e)                                  All Notes issued upon any registration of transfer or exchange of Notes shall evidence the same obligations, evidence the same debt, and be entitled to the same rights and privileges under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

(f)                                   Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Indenture Trustee or its authenticating agent shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive.  Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in a form satisfactory to the Indenture Trustee or the Registrar duly executed by, the Noteholder thereof or their attorney-in-fact duly authorized in writing, and by such other documents as the Indenture Trustee may reasonably require.

(g)                                  The registration of transfer of any Note shall be subject to the additional requirements, if any, set forth in the related Indenture Supplement.

(h)                                 No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer and Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer or exchange of such Notes.

(i)                                     The preceding provisions of this Section 2.5 notwithstanding, the Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes for a period of fifteen (15) days preceding the due date for any payment with respect to the Note.

(j)                                    The Issuer will cause the Registrar to maintain at the Corporate Trust Office of the Indenture Trustee designated for such purpose, an office or agency where Notes may be surrendered for registration of transfer or exchange.

SECTION 2.6                     Mutilated, Destroyed, Lost or Stolen Notes.

(a)                                 If (a) any mutilated Note is surrendered to the Registrar, or the Registrar receives evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss or theft there is delivered to the Registrar such security or indemnity as may be required by it to hold the Issuer, the Registrar, the Indenture Trustee and any authenticating agent harmless, then, in the absence of notice to the Issuer, the Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as defined in the New York UCC), the Issuer shall execute, and the Indenture Trustee or its authenticating agent shall authenticate and the Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor (including the same date of issuance) and aggregate principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or within seven (7) days shall be due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered.  If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as defined in the New York UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as defined in the New York UCC) and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

(b)                                 Upon the issuance of any replacement Note under this Section 2.6, the Issuer or the Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee or the Registrar) connected therewith.

(c)                                  Every replacement Note issued pursuant to this Section 2.6 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of an obligation of the Issuer, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

(d)                                 The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.7                     Persons Deemed Owners.  Prior to due presentment for registration of transfer of any Note, the Registrar, the Issuer, the Paying Agent, the Indenture Trustee and any agent of the Transferor, the Issuer, the Paying Agent or the Indenture Trustee shall treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Transferor, the Issuer, the Paying Agent, the Indenture Trustee nor any agent of the Transferor, the Issuer, the Paying Agent or the Indenture Trustee shall be affected by any notice to the contrary.

SECTION 2.8                     Appointment of Paying Agent.  The Paying Agent shall make distributions to Noteholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Indenture Supplement and shall report the amounts of such distributions to the Issuer.  Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of making the distributions referred to above. The Issuer may revoke such power and remove the Paying Agent if the Issuer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect.  The Indenture Trustee shall be the Trust’s initial Paying Agent.  The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Indenture Trustee as a Paying Agent. In the event that any Paying Agent shall resign, the Issuer shall appoint a successor to act as Paying Agent. The Issuer shall cause each successor or additional Paying Agent to execute and deliver to the Issuer and the Indenture Trustee an instrument as described in Section 3.3(d).  Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.  For so long as the Indenture Trustee shall act as Paying Agent it shall be entitled to all of the same rights, protections, indemnities and immunities as the Indenture Trustee hereunder (but for the avoidance of doubt, not the obligations).

Notice of all changes in the identity or specified office of a Paying Agent will be delivered promptly to the Noteholders by the Indenture Trustee upon receipt of notice of such change by the Indenture Trustee.

SECTION 2.9                     Access to List of Noteholders’ Names and Addresses.

(a)                                 The Issuer will furnish or cause to be furnished to the Indenture Trustee, the Servicer, any Noteholder or the Paying Agent, within five (5) Business Days after receipt by the Issuer of a written request therefor from the Indenture Trustee, the Servicer, such Noteholder or the Paying Agent, respectively, a list of the names and addresses of the Noteholders.  Unless otherwise provided in the related Indenture Supplement, holders of 25% of the Outstanding Amount of the Notes of any Series (the “Applicants”) may apply in writing to the Indenture Trustee, and if such application states that the Applicants desire to communicate with other Noteholders of any Series with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Indenture Trustee, after having been adequately indemnified by such Applicants for its costs, liabilities and expenses, shall afford or shall cause the Registrar to afford such Applicants access during normal business hours to the most recent list of Noteholders held by the Indenture Trustee and shall give the Servicer notice that such request has been made, within five (5) Business Days after the receipt of such application. Such list shall be as of a date no more than forty-five (45) days prior to the date of receipt of such Applicants’ request.

(b)                                 Every Noteholder, by receiving and holding a Note, agrees that none of the Issuer, the Indenture Trustee, the Registrar and the Servicer nor any of their respective agents and employees shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders hereunder, regardless of the sources from which such information was derived.

SECTION 2.10              Cancellation.  All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and the Indenture Trustee shall promptly cancel all Notes so delivered, and shall cancel any Global Note upon its exchange in full for Definitive Notes and deliver a certificate of destruction to the Issuer. Such certificate shall also state that a certificate or certificates of each Foreign Clearing Agency referred to in the applicable Indenture Supplement was received with respect to each portion of the Global Note exchanged for Definitive Notes.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be destroyed unless the Issuer shall direct by a timely order that they be returned to it.

SECTION 2.11              Release of Collateral.  If the Indenture is or is required to be qualified under the TIA, the Indenture Trustee shall release Collateral from the lien of this Indenture, other than as permitted by Sections 8.6 and 12.1, only upon receipt of an Issuer

Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (to the extent required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1).

SECTION 2.12              New Issuances.

(a)                                 The Issuer may from time to time issue one or more new Series of Notes (each such issuance a “New Issuance”) pursuant to one or more Indenture Supplements.  The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity Date, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement.  The total principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited.  Interest on the Notes of all outstanding Series shall be paid on the dates specified in or pursuant to the Indenture Supplement relating to such outstanding Series. Principal of the Notes of each outstanding Series shall be paid on the date specified in or pursuant to the Indenture Supplement relating to such outstanding Series.

(b)                                 On or before the Series Issuance Date relating to any new Series of Notes, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such new Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series.  The Indenture Trustee shall execute the Indenture Supplement and the Issuer shall execute the Notes of such Series and deliver the Notes to the Indenture Trustee for authentication and delivery.  The issuance of any such Notes of any new Series (other than the Series issued pursuant to the Indenture Supplement dated as of the date hereof) and the execution and delivery of the related Indenture Supplement shall be subject to the satisfaction of the following conditions:

(i)                                     on or before the fifth (5th) day immediately preceding the Series Issuance Date the Issuer shall have given notice to the Indenture Trustee, the Owner Trustee, the Servicer and each Rating Agency, if any, that has rated any Series or Class within the applicable Group (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date;

(ii)                                  the Issuer shall have delivered to the Indenture Trustee and the Owner Trustee any related Indenture Supplement, in a form satisfactory to the Indenture Trustee and the Owner Trustee, executed by each party hereto (other than the Indenture Trustee) and specifying the relevant Principal Terms;

(iii)                               the Issuer shall have delivered to the Indenture Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Indenture Trustee and the Owner Trustee, as the case may be;

(iv)                              the Rating Agency Condition, if applicable, shall have been satisfied with respect to such issuance;

(v)                                 the Issuer shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the Series Issuance Date to the effect that

(1) the Transferor reasonably believes that such issuance will not, based on the facts known to the Person executing such Officer’s Certificate, have an Adverse Effect or result in the occurrence of a Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default for any Series then Outstanding and (2) all conditions precedent to such issuance have been satisfied;

(vi)                              the Transferor Amount shall be greater than the Minimum Transferor Amount after giving effect to such issuance, and the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate of the Issuer to such effect;

(vii)                           the Issuer shall have delivered to the Indenture Trustee (with a copy to each Rating Agency, as applicable) a Tax Opinion, addressing the New Issuance; and

(viii)                        the Issuer shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the Series Issuance Date to the effect that no Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default for any Series then Outstanding has occurred and is continuing.

(c)                                  Upon satisfaction of the above conditions (except with respect to the initial Series of Notes issued on the Initial Closing Date to which the above conditions do not apply), pursuant to Section 2.3, the Owner Trustee, on behalf of the Issuer, shall execute and upon receipt of an Issuer Order the Indenture Trustee or its authenticating agent shall authenticate and deliver the Notes of such Series as provided in this Indenture and the applicable Indenture Supplement. Notwithstanding the provisions of this Section 2.12, prior to the execution of any Indenture Supplement executed after the Initial Closing Date, the Indenture Trustee and the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such Indenture Supplement is authorized or permitted by this Indenture and any Indenture Supplement related to any outstanding Series and all conditions precedent to such execution have been satisfied.  The Indenture Trustee and the Owner Trustee shall not be obligated to enter into any such Indenture Supplement which adversely affects the Indenture Trustee’s or the Owner Trustee’s own rights, duties or immunities under this Indenture.

(d)                                 The net proceeds from the New Issuance of any new Series of Notes or the increase in the Invested Amount of any Series of Notes, first, shall be deposited into the Excess Funding Account such that the Transferor Amount is not less than the Minimum Transferor Amount (if and to the extent necessary), and, second, shall be paid to the Equity Certificateholder (or, to the extent requested by the Equity Certificateholder, deposited into the Excess Funding Account).

SECTION 2.13              Book-Entry Notes.  Unless otherwise provided in any related Indenture Supplement, the Notes, upon original issuance, shall be issued in the form of one or more Global Notes representing the Book-Entry Notes to be delivered to the depository specified in such Indenture Supplement, which shall be the Clearing Agency or Foreign Clearing Agency, by or on behalf of the Issuer.

The Notes of each Series shall, unless otherwise provided in the related Indenture Supplement, initially be registered in the Note Register in the name of the nominee of the Clearing Agency or Foreign Clearing Agency for such Book-Entry Notes and shall be delivered to the Indenture Trustee or, pursuant to such Clearing Agency’s or Foreign Clearing Agency’s instructions held by the Indenture Trustee’s agent as custodian for the Clearing Agency or Foreign Clearing Agency.

Unless and until Definitive Notes are issued under the limited circumstances described in Section 2.15, no Beneficial Owner shall be entitled to receive a Definitive Note representing such Beneficial Owner’s interest in such Note. Unless and until Definitive Notes have been issued to the Beneficial Owners pursuant to Section 2.15:

(a)                                 the provisions of this Section 2.13 shall be in full force and effect with respect to each such Series;

(b)                                 the Issuer, the Transferor, the Indenture Trustee and the Paying Agent shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the payment of principal of and interest on the Notes of each such Series) as the authorized representatives of the Beneficial Owners;

(c)                                  to the extent that the provisions of this Section 2.13 conflict with any other provisions of this Indenture, the provisions of this Section 2.13 shall control with respect to each such Series;

(d)                                 the rights of Beneficial Owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Pursuant to the depository agreement applicable to a Series, unless and until Definitive Notes of such Series are issued pursuant to Section 2.15, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Notes to such Clearing Agency Participants; and

(e)                                  whenever this Indenture requires or permits actions to be taken based upon instructions or directions of the Holders of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency or Foreign Clearing Agency shall be deemed to represent such percentage only to the extent that they have received instructions to such effect from the Beneficial Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.14              Notices to Clearing Agency or Foreign Clearing Agency.  Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 2.15, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency or Foreign Clearing Agency, as applicable, and shall have no obligation to the Beneficial Owners.

SECTION 2.15              Definitive Notes.  If (a)(i) the Clearing Agency or Foreign Clearing Agency is no longer willing or able to properly discharge its responsibilities as Clearing Agency or Foreign Clearing Agency with respect to the Book-Entry Notes of a given Class and (ii) the Servicer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, or (b) the Servicer elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to such Class, the Servicer shall notify the Indenture Trustee and all Beneficial Owners of such Class of the occurrence of such event and of the availability of Definitive Notes to Beneficial Owners of such Class requesting the same. Upon surrender to the Indenture Trustee of the Notes of such Class, accompanied by registration instructions from the applicable Clearing Agency, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes of such Class and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the registered holders of the Definitive Notes of such Series as Noteholders of such Series hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Registrar.

SECTION 2.16              Global Note.  If specified in the related Indenture Supplement for any Series or Class, Notes for such Series or Class may be initially issued in the form of a single temporary global Note (the “Global Note”), without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Indenture Supplement. The Global Note will be executed by the Issuer and authenticated by the Indenture Trustee at the written direction of the Issuer upon the same conditions, in substantially the same manner and with the same effect as the Definitive Notes. The Global Note may be exchanged for Registered Notes in definitive form, as provided in the related Indenture Supplement.

SECTION 2.17              Special Terms Applicable to Subsequent Transfers of Certain Notes.

(a)                                 The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.  Consequently, the Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein or in the related Indenture Supplement.  No sale, pledge or other transfer of any Note (or interest therein) after the date thereof may be made by any Person unless either such sale, pledge or other transfer (i) is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Transferor in writing the facts surrounding such transfer, which certification shall be in substantially the form attached to the applicable Indenture Supplement (or the relevant note purchase agreement relating to such Indenture Supplement) or otherwise in form and substance satisfactory to the Indenture Trustee (acting at the direction of the Administrator) and the Transferor, and (B) the Indenture Trustee may require a written Opinion of Counsel (which shall not be at the expense of the Transferor, the Servicer or the Indenture Trustee) satisfactory to the Transferor and the Indenture Trustee to the effect that such transfer will not violate the Securities Act and (ii) satisfies the restrictions on transfer set forth in the applicable Indenture Supplement. Neither the Transferor nor the Indenture Trustee shall be obligated to register any Notes under the Securities Act, qualify any Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof.  Notwithstanding anything contained in this Indenture or any Indenture Supplement to the contrary, neither the Indenture Trustee nor the Registrar, as the case may be, shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act, applicable state securities laws, ERISA, the Code or the Investment Company Act.

(b)                                 (i)                                     Unless otherwise provided in the related Indenture Supplement, the Notes may not be acquired by or for the account of a Benefit Plan and, by accepting and holding a Note, the Holder thereof shall be deemed to have represented and warranted that it is not such an entity and, if requested to do so by the Transferor or the Indenture Trustee, the Holder of a Note shall execute and deliver to the Indenture Trustee an undertaking letter in the form set forth in Exhibit A.  In the event the related Indenture Supplement provides that the Notes may be acquired by or for the account of a Benefit Plan, the purchase, holding and disposition of such Note (or interest therein) by a Benefit Plan will be deemed a representation and warranty that such purchase, holding and disposition of the Notes will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law.

(ii)                                  If so provided in the Indenture Supplement, if the Holder of such Notes is a Plan, including any fiduciary acquiring the Notes on behalf of a Plan (“Plan Fiduciary”), the purchase, holding and disposition of such Note (or interest therein) by such Holder will be deemed a representation and warranty that:

(A)                               if any of the Issuer, the sponsor, any initial purchaser, any placement agent or any of their respective affiliated entities (the “Transaction Parties”), has provided or will provide advice with respect to the acquisition of the Notes by the Plan, it has or will provide such advice only to the Plan Fiduciary which is independent of the Transaction Parties, and the Plan Fiduciary either:

(1)                                 is a bank as defined in Section 202 of the Investment Advisers Act of 1940 (the “Advisers Act”), or similar institution that is regulated and supervised and subject to periodic examination by a State or Federal agency;

(2)                                 is an insurance carrier which is qualified under the laws of more than one state to perform the services of managing, acquiring or disposing of assets of a Plan;

(3)                                 is an investment adviser registered under the Advisers Act, or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state in which it maintains its principal office and place of business;

(4)                                 is a broker-dealer registered under the Exchange Act; or

(5)                                 has, and at all times that the Plan is invested in the Notes will have, total assets of at least U.S. $50,000,000 under its management or control (provided that this clause (5) shall not be satisfied if the Plan Fiduciary is either (X) the owner or a relative of the owner of an investing IRA or (Y) a participant or beneficiary or relative of such participant or beneficiary of the Plan investing in the Notes in such capacity);

(B)                               the Plan Fiduciary is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies, including the acquisition by the Plan of the Notes;

(C)                               the Plan Fiduciary is a “fiduciary” with respect to the Plan within the meaning of Section 3(21) of ERISA, Section 4975 of the Code, or both, and is responsible for exercising independent judgment in evaluating the Plan’s acquisition of the Notes;

(D)                               none of the Transaction Parties has exercised any authority to cause the Plan to invest in the Notes or to negotiate the terms of the Plan’s investment in the Notes; and

(E)                                the Plan Fiduciary has been informed by the Transaction Parties: (X) that none of the Transaction Parties is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity in connection with the Plan’s acquisition of the Notes; and (Y) of the existence and nature of the Transaction Parties financial interests in the Plan’s acquisition of the Notes.

The representations in this Section 2.17(b)(ii) are intended to comply with the DOL’s Reg. Sections 29 C.F.R. 2510.3-21(a) and (c)(1) as promulgated on April 8, 2016 (81 Fed. Reg. 20,997).  If these regulations are revoked, repealed or no longer effective, these representations shall be deemed to be no longer in effect.

ARTICLE III

COVENANTS OF ISSUER

SECTION 3.1                     Payment of Principal and Interest.

(a)                                 The Issuer will duly and punctually pay principal and interest in accordance with the terms of the Notes as specified in the relevant Indenture Supplement.

(b)                                 The Noteholders of a Series as of the Record Date in respect of a Payment Date shall be entitled to the interest accrued and payable and principal payable on such Payment Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record.

SECTION 3.2                     Maintenance of Office or Agency.  The Issuer will maintain an office or agency at the Corporate Trust Office of the Indenture Trustee designated for such purpose where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee, to serve as its agent for the foregoing purposes.  The Issuer will give prompt written notice to the Transferor, the Indenture Trustee, the Servicer and the Noteholders of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

SECTION 3.3                     Money for Note Payments to Be Held in Trust.

(a)                                 As specified in Section 8.3 herein and in the related Indenture Supplement, all payments of amounts due and payable with respect to the Notes which are to be made from amounts withdrawn from the Collection Account or any Series Account shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account or any Series Account shall be paid over to the Issuer except as provided in this Indenture or in the related Indenture Supplement.

(b)                                 On or before the Business Day prior to each Payment Date, in accordance with Section 8.4, the Issuer shall deposit or cause to be deposited in the Series Account, specified in the related Indenture Supplement, of each outstanding Series an aggregate sum sufficient to pay the amounts then becoming due under the Notes of such outstanding Series, such sum to be held in the Series Account for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

(c)                                  Whenever the Issuer shall have a Paying Agent in addition to the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date, direct in writing the Indenture Trustee to deposit with such Paying Agent on or before such Payment Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order, by the Paying Agent in an Eligible Investment in accordance with the terms of this

Indenture and the related Indenture Supplement; provided that if the Issuer fails to specify in an Issuer Order the Eligible Investments in which such sums shall be invested and the percentage of funds to be invested in each Eligible Investment, such sums will remain uninvested.  For all investments made by a Paying Agent under this Section 3.3, such Paying Agent shall be entitled to all of the rights and obligations of the Indenture Trustee under the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

(d)                                 The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Issuer and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Issuer (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent, in acting as Paying Agent, is an express agent of the Issuer and, further, that such Paying Agent will:

(i)                                     hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)                                  give to a Responsible Officer of the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)                               at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv)                              immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(v)                                 comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon in respect of federal income taxes due from the Beneficial Owners or Noteholders (if the Notes are Definitive Notes) and with respect to any applicable reporting requirements in connection therewith.

(e)                                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(f)                                   Subject to applicable laws with respect to escheat of funds, and after such notice required with respect to Notes not surrendered for cancellation pursuant to Section 11.2(b) is given, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee or such Paying Agent, as the case may be, shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The cost of any such notice or publication shall be paid out of funds in the Collection Account or any Series Account held for the benefit of the Noteholders, or to the extent such funds are insufficient, by the Issuer or the Servicer.  The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, delivering (in the case of Global Notes) or mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

(g)                                  The Issuer represents, warrants and covenants to the Indenture Trustee and the Paying Agent that, (i) to the best of the Issuer’s knowledge, the Indenture Trustee and Paying Agent are not obligated in respect of any payments to be made by the Issuer pursuant to this Indenture, to make any withholding or deduction pursuant to any FATCA Withholding Tax, provided such parties have obtained the requisite information about the Noteholders; (ii) the Noteholders are required to provide information sufficient to eliminate the imposition of, or determine the amount of, FATCA Withholding Tax (the “FATCA Information”) to the Issuer, the Indenture Trustee and any Paying Agent, (iii) the Issuer shall comply with all requirements of the Code with respect to the withholding from any payment made by it on any Note of any applicable FATCA Withholding Tax imposed thereon and with respect to any applicable reporting requirement in connection therewith; and (iv) to the extent the Issuer determines that FATCA Withholding Tax is applicable, it will promptly notify the Indenture Trustee and the Paying Agent of such fact.  To the extent the Issuer has the Noteholders’ information the Issuer will provide the FATCA Information to the Indenture Trustee and the Paying Agent upon request.  Each holder of a Note or an interest therein, by acceptance of such Note or such interest in such Note, will be deemed to have agreed to provide the Issuer, the Indenture Trustee, the Note Registrar and the Paying Agent with the Noteholder Tax Identification Information and, to the extent FATCA Withholding Tax is applicable, the FATCA Information. In addition, each holder of a Note will be deemed to understand that the Paying Agent has the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements.

SECTION 3.4                     Existence.  The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other related instrument or agreement included in the Collateral.

SECTION 3.5                     Protection of Collateral.  (a)  The Issuer will from time to time take all actions necessary or advisable, including without limitation preparing, or causing to be prepared, executing, delivering and filing or causing to be filed all such supplements and amendments hereto and all such financing statements, continuation statements, amendments to financing statements, instruments of further assurance and other instruments to:

(i)                                     Grant more effectively all or any portion of the Collateral as security for the Notes;

(ii)                                  maintain or preserve the Lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(iii)                               perfect, maintain perfection, publish notice of, or protect the validity of any Grant made or to be made by this Indenture;

(iv)                              enforce any of the Collateral; or

(v)                                 preserve and defend title to the Collateral securing the Notes and the rights therein of the Indenture Trustee and the Noteholders secured thereby against the claims of all Persons and parties.

(b)                                 Authorization to File.  The Issuer hereby authorizes the filing of financing statements in all appropriate jurisdictions describing the Collateral as “all assets” of the Issuer as debtor or words of similar effect, or being of equal or lesser scope or with greater detail. In addition, (i) the Issuer authorizes the Indenture Trustee and the Administrator to file the initial financing statements on or about the Initial Closing Date (along with any other financing statements to be filed from time to time in connection with the Transaction Documents), and (ii) the Indenture Trustee, as secured party, authorizes the Administrator to file continuation statements, and amendments to the financing statements, in each case in the jurisdictions and with the filing offices as the Administrator or the Indenture Trustee (upon the advice of counsel) may determine necessary or advisable to perfect the Indenture Trustee’s interest in the Collateral.  The Administrator (or the Indenture Trustee solely to the extent it has elected to so prepare and file) shall timely prepare and file the foregoing and will promptly deliver to the Issuer and the Indenture Trustee file-stamped copies of, or filing receipts for, any financing statement, continuation statement and amendment to a previously filed financing statement.

(c)                                  The Indenture Trustee hereby authorizes and designates the Administrator its agent and attorney-in-fact to execute any financing statement, amendment to a financing statement or continuation statement or other instrument required pursuant to this Section 3.5.

(d)                                 The Indenture Trustee is not obligated to (i) make a determination of whether filing financing or continuation statements, or amendments to the statements is required or (ii) monitor or file any financing or continuation statements, or amendments to the statements, and will not be liable for failure to do so.

SECTION 3.6                     Opinions as to Collateral.

(a)                                 On the Series Issuance Date relating to any new Series of Notes, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (with a copy to each Rating Agency, as applicable) either stating that, in the opinion of such counsel, such action has been taken to perfect the Lien of this Indenture, including without limitation with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and continuation statements and amendments to financing statements or continuation statements, in such jurisdictions as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such Lien.

(b)                                 On or before September 30 in each calendar year, beginning in 2018, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the Lien of this Indenture in the Receivables, including with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and amendments to financing statements as is so necessary, or, stating that in the opinion of such counsel no such action is necessary to maintain the perfection of such lien and security interest.  Such Opinion of Counsel shall also describe the filing of any financing statements and amendments to financing statements that will, in the opinion of such counsel, be required to maintain the perfection of the Lien of this Indenture until September 30 in the following calendar year.  The cost of each such Opinion of Counsel required under this Section 3.6 shall be an expense of the Issuer and shall not be at the expense of the Indenture Trustee.

SECTION 3.7                     Performance of Obligations: Servicing of Receivables.

(a)                                 The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Servicing Agreement or such other instrument or agreement.

(b)                                 The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

(c)                                  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the other Transaction Documents and in the instruments and agreements relating to the Collateral, including but not limited to preparing or causing to be prepared, and filing or causing to be filed all UCC financing statements and continuation statements and amendments to financing statements or continuation statements required to be filed by the terms of this Indenture and the Transfer and Servicing Agreement.

(d)                                 If the Issuer shall have knowledge of the occurrence of a Servicer Default under the Transfer and Servicing Agreement, the Issuer shall promptly notify the Transferor, the Indenture Trustee, and the Rating Agencies (as applicable) in writing thereof, and shall specify in such notice the action, if any, being taken with respect to such default.  If a Servicer Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Transfer and Servicing Agreement with respect to the Collateral, the Issuer shall take all reasonable steps available to it to remedy such failure.

(e)                                  Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee, acting at the direction of the Holders of Outstanding Notes evidencing more than 66-2/3% of the Outstanding Amount of the Notes of each adversely affected Series, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and satisfaction of the Rating Agency Condition, if applicable, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Transaction Document (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by the Servicer under the Transfer and Servicing Agreement, the Seller under the Receivables Purchase Agreement or an Originator under the Receivables Sale Agreement, USCC under the Performance Guaranty or USCC Services under the Administration Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, except as provided in the Transfer and Servicing Agreement, or (B) reduce the percentage of the Holders of the principal amount of Outstanding Notes that, by the terms of the Transaction Documents, is required to consent to any such amendment, without the consent of the Holders of all the Notes.  If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

(f)                                   The Servicer will perform its servicing obligations in the manner set forth in the Transfer and Servicing Agreement, this Indenture, each Indenture Supplement and the other Transaction Documents.

(g)                                  Each Receivables Schedule and Contract Additions Report, as the same may be supplemented or amended from time to time, shall constitute a part of this Indenture and is incorporated herein for all purposes.

SECTION 3.8                     Negative Covenants.  So long as any Notes are Outstanding, the Issuer will not:

(a)                                 sell, transfer, exchange, pledge or otherwise dispose of any part of the Collateral except as expressly permitted by this Indenture and any Indenture Supplement, the Trust Agreement or the Transfer and Servicing Agreement;

(b)                                 claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Collateral.

(c)                                  incur, assume or guarantee any direct or contingent indebtedness other than as contemplated by the Transaction Documents;

(d)                                 (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Collateral; or

(e)                                  voluntarily dissolve or liquidate in whole or in part.

SECTION 3.9                     Statements as to Compliance.  The Issuer will deliver to the Indenture Trustee, commencing in 2019, within ninety (90) days after the end of each fiscal year of the Issuer, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a)                                 a review of the activities of the Issuer during the 12-month period ending at the end of such fiscal year (or in the case of the fiscal year ending December 31, 2018, the period from the Initial Closing Date to December 31, 2018) and of performance under this Indenture has been made under such Authorized Officer’s supervision, and

(b)                                 to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

SECTION 3.10              Issuer May Not Consolidate.  The Issuer shall not consolidate or merge with or into any other Person.

SECTION 3.11              No Other Business.  The Issuer shall not engage in any business other than the purpose and powers set forth in Section 2.03 of the Trust Agreement and all activities incidental thereto.

SECTION 3.12              No Borrowing.  The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as expressly provided for pursuant to the terms of the Transaction Documents and the Notes.

SECTION 3.13              Guarantees, Loans, Advances and Other Liabilities.  Except as contemplated by the Trust Agreement, this Indenture or the Transfer and Servicing Agreement or any Indenture Supplement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

SECTION 3.14              Capital Expenditures.  The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.15              Removal of Administrator.  So long as any Notes are outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition, if applicable, shall have been satisfied in connection with such removal.

SECTION 3.16              Restricted Payments.  Except as provided for in this Indenture or in any other Transaction Document, the Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest of the Issuer, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or (c) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (i) distributions as contemplated by, and to the extent funds are available for such purpose under, the Transfer and Servicing Agreement or the Trust Agreement and (ii) payments to the Indenture Trustee pursuant to Section 6.7 hereof. The Issuer will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Transaction Documents.

SECTION 3.17              Notice of Events of Default.  After an Authorized Officer of the Issuer, the Servicer or the Administrator, as applicable, has actual knowledge of any Event of Default, the Issuer, the Servicer or the Administrator, as applicable, agrees to give the Indenture Trustee and the Rating Agencies (with respect to any Series or Class of Notes, as applicable, rated by any such Rating Agency) prompt written notice thereof hereunder and, immediately after obtaining actual knowledge of any of the following occurrences, written notice of each default on the part of the Servicer or the Transferor of its obligations under the Transfer and Servicing Agreement, each default on the part of the Seller of its obligations under the Receivables Purchase Agreement and each default on the part of an Originator of its obligations under the Receivables Sale Agreement.  Upon receipt of such notice by its Responsible Officer, the Indenture Trustee shall promptly provide written notice of such Event of Default to the Noteholders.

SECTION 3.18              Further Instruments and Acts.  Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.19              Tax Treatment.

(a)                                 Unless otherwise specified in the applicable Indenture Supplement with respect to a particular Series, the Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for U.S. federal, state and local income and franchise tax purposes, (i) the Notes (other than any Notes, if any, retained by the Issuer or a Person that is considered the same Person as the Issuer for U.S. federal income tax purposes) will qualify as indebtedness secured by the Receivables and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation.  The Issuer, by entering into this Indenture, and each Noteholder, by the acceptance of any such Note (and each owner of an interest in a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for U.S. federal, state and local income and franchise tax purposes as indebtedness of the Issuer.  The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

(b)                                 On or before the date on which it acquires a Note (or interest therein) and thereafter promptly upon request, each Noteholder and each owner of an interest in a Note shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes, including but not limited to FATCA Withholding Tax, or delivery of information under FATCA) with Tax Identification Information.  Further, each Noteholder and each owner of an interest in a Note is deemed to understand that the Issuer, Indenture Trustee and Paying Agent have the right to withhold interest payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with the preceding sentence.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1                     Satisfaction and Discharge of this Indenture.  This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.7, 3.8, 3.11, and 12.14, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.7, and the obligations of the Indenture Trustee under Section 4.2, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes when:

(i)                                     either:

(A)                               all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced, or paid as provided in Section 2.6, and (2) Notes for whose full payment money has theretofore been deposited in trust or segregated and held in trust by the Indenture Trustee thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

(B)                               all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(1)                                 have become due and payable;

(2)                                 will become due and payable on their respective stated final maturity dates within one year; or

(3)                                 are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer;

and the Issuer, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash in trust for such purpose, in an amount sufficient without consideration of any reinvestment to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due;

(ii)                                  the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

(iii)                               the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.7 and of the Indenture Trustee to the Noteholders under Section 4.2 shall survive.

SECTION 4.2                     Application of Trust Money.  All monies deposited with the Indenture Trustee pursuant to Section 3.3 hereof shall be held in an account with a corporate trust department and applied by it, in accordance with the provisions of this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, to the Noteholders and for the payment in respect of which such monies have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such monies need not be segregated from other funds except to the extent required herein or in the Transfer and Servicing Agreement or required by law.

ARTICLE V

AMORTIZATION EVENTS, DEFAULTS AND REMEDIES

SECTION 5.1                     Trust Amortization Events.

(a)                                 The occurrence of a Trust Event of Default will constitute an Amortization Event for all Series (a “Trust Amortization Event”). Upon the occurrence of a Trust Amortization Event, then an Amortization Event with respect to all Series of Notes shall occur without any notice or other action on the part of the Indenture Trustee or the Noteholders immediately upon the occurrence of such event.

(b)                                 Upon the occurrence of an Amortization Event, an Amortization Period, or, if so specified on the related Indenture Supplement, an Accumulation Period, shall commence and payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

SECTION 5.2                     Trust Events of Default.

“Trust Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Trust Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)                                 An Insolvency Event with respect to the Issuer or the Transferor shall have occurred;

(b)                                 default in the payment of any interest on any Note of any Series or Class of Notes when the same becomes due and payable and such default shall continue for a period of ten (10) Business Days;

(c)                                  default in the payment of the principal of any Note, if and to the extent not previously paid, when the same becomes due and payable on its Stated Maturity Date;

(d)                                 default in the performance or observance of (i) any covenant or agreement of the Issuer made in this Indenture in respect of the Notes of all Series, even if such default does not affect all Series (other than a covenant or agreement, a default in the performance or observance of which is elsewhere in this Section 5.2 specifically dealt with) (all of such covenants and agreements in this Indenture which are not expressly stated to be for the benefit of a particular Series shall be considered to be for the benefit of the Notes of all Series), or (ii) any representation or warranty of the Issuer made in this Indenture for the benefit of the Notes of all Series proving to have been incorrect in any material respect as of the time when the same shall have been made, which default or inaccuracy, as applicable, has an Adverse Effect on the Noteholders of all Series and continues unremedied for sixty (60) days after the date on which written notice of such failure or inaccuracy, shall have been given in writing (y) to the Issuer and the Transferor by the Indenture Trustee or any Series Enhancer, or (z) to the Issuer, the Transferor and the Indenture Trustee by Noteholders of any outstanding Series;

(e)                                  the following conditions shall have occurred: (A) a Servicer Default shall have occurred and shall not have been remedied, waived or cured, and (B) a Successor Servicer shall not have been appointed and assumed the servicing of the Receivables pursuant to a servicing agreement reasonably acceptable to the Requisite Global Majority by the date which is sixty (60) days after the date on which such Servicer Default initially occurred; or

(f)                                   the Issuer or the Transferor is required to register as an investment company under the Investment Company Act.

For the avoidance of doubt, the ten (10) Business Day grace period provided for in the Trust Event of Default described in paragraph (b) above shall run contemporaneously with any comparable grace period relating to the comparable covenant or obligation of the Issuer, the Transferor, or the Servicer, as applicable, to pay, transfer or deposit funds in the Transaction Documents.

The Issuer shall deliver to the Indenture Trustee, promptly, but in any event within five (5) days after the occurrence of any Event of Default, written notice in the form of an Officer’s Certificate of the Issuer of such Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 5.3                     Acceleration of Maturity; Rescission and Annulment.

(a)                                 If a Trust Event of Default described in paragraph (b), (c), (d), (e), or (f) of Section 5.2 should occur and be continuing, then the Indenture Trustee may, or upon written direction of the Holders of Notes representing more than 50% of the Outstanding Amount of the Notes of any Series, shall declare, by a notice in writing to the Issuer, all the Notes of such Series together with accrued or accreted and unpaid interest thereon through the date of acceleration to be immediately due and payable and an Event of Default to have occurred with respect to each Series.  The Indenture Trustee shall provide written notice to the Issuer, Noteholders, Servicer and Transferor of the declaration of a Trust Event of Default promptly thereafter.

(b)                                 If a Trust Event of Default described in paragraph (a) of Section 5.2 should occur and be continuing, then the unpaid principal of the Notes of each Series, together with the accrued or accreted and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be considered to be declared, due and payable.

At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing more than 50% of the Outstanding Amount of the Notes of such Series, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences with respect to such Series.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

SECTION 5.4                     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)                                 If an Event of Default occurs and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.5 proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series (or all Series, as applicable), by initiating Proceedings to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(b)                                 In case there shall be pending, relative to the Issuer or any other obligor upon the Notes of the affected Series, or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable Insolvency Law, now or hereafter in effect or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes of such Series, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.4, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)                                     to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or willful misconduct) and of the Noteholders of such Series, allowed in any Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor;

(ii)                                  unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes of such Series in any election of a trustee, a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings;

(iii)                               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf; and

(iv)                              to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes of such Series allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, conservator, liquidator, custodian, assignee, sequestrator or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel (including disbursements), and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or willful misconduct of such Indenture Trustee.

(c)                                  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(d)                                 All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, indemnities, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes of the affected Series as provided herein.

(e)                                  In any Proceedings brought by the Indenture Trustee (except with respect to any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes of the affected Series, and it shall not be necessary to make any such Noteholder a party to any such Proceedings.

SECTION 5.5                     Remedies; Priorities.

(a)                                 If an Event of Default shall have occurred and be continuing, for any Series, and the Notes of such Series have been accelerated under Section 5.3, the Indenture Trustee may (subject to Sections 5.7 and 5.9) do one or more of the following:

(i)                                     institute Proceedings as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer the portion of the Collateral allocated to such Series and from any other obligor upon such Notes moneys adjudged due;

(ii)                                  sell all or a portion of the Receivables in accordance with this Indenture, in an amount not to exceed the Invested Amount for the accelerated Series, as shall constitute a part of the Collateral (or rights of interest therein), at one or more public or private sales called and conducted in any manner permitted by law;

(iii)                               take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes of the affected Series;

(iv)                              at its own election or at the written direction of the Holders of more than 50% of the Outstanding Amount of the Notes of any affected Series, institute foreclosure Proceedings from time to time with respect to the portion of the Collateral which secures such Notes by causing the Issuer to sell Receivables with an aggregate Receivable Balance equal to the Invested Amount with respect to the accelerated Series of Notes, but only if the Indenture Trustee determines that the proceeds of such sale will be sufficient to pay principal of and interest on such Notes in full;

(v)                                 at the written direction of not less than 66-2/3% of the Outstanding Amount of each Class of the Notes of such Series, institute foreclosure Proceedings from time to time with respect to the portion of the Collateral which secures such Notes, regardless of the sufficiency of the proceeds thereof, by causing the Issuer to sell Receivables in an amount equal to the Invested Amount with respect to the accelerated Series of Notes in accordance with Section 5.16 hereof (each of the actions described in clauses (iv) and (v) a “Foreclosure Remedy”);

The remedies provided in this Section 5.5(a) are the exclusive remedies provided to the Noteholders for an Event of Default, and each of the Noteholders (by their acceptance of their respective interest in the Notes) and the Indenture Trustee hereby expressly waive any other remedy that may be available under the applicable UCC.

In determining such sufficiency or insufficiency with respect to clauses (iii) and (iv), the Indenture Trustee shall be entitled to obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose, which opinion shall not be at the expense of the Indenture Trustee.

(b)                                 If the Indenture Trustee collects any money or property for a Series pursuant to this Article V following the acceleration of the maturities of the Notes for such affected Series pursuant to Section 5.3 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order:

FIRST:  to the Indenture Trustee for amounts due pursuant to Section 6.7;

SECOND:  to Holders of Notes of such Series for amounts due and unpaid on such Notes for interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for interest according to the terms of the related Indenture Supplement;

THIRD:  to Holders of Notes of such Series for amounts due and unpaid on such Notes for principal, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for principal according to the terms of the related Indenture Supplement;

FOURTH:  to Holders of Notes of such Series for amounts, if any, that remain owing to such Holders of Notes of such Series after the applications of amounts described in SECOND and FIRST above, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts remaining due and payable on such Notes according to the terms of the related Indenture Supplement;

FIFTH:  to any Series Enhancer for such Series for amounts due and unpaid to such Series Enhancer under the Series Enhancement, in respect of which or for the benefit of which such money has been collected, according to the terms of the Series Enhancement; and

SIXTH:  to the Issuer for distribution pursuant to the Trust Agreement.

(c)                                  The Indenture Trustee may set a record date and payment date for any payment to Noteholders of the affected Series pursuant to this Section 5.5.  At least fifteen (15) days before such record date, the Indenture Trustee shall mail or send by facsimile to each such Noteholder a notice that states the record date, the payment date and the amount to be paid.

(d)                                 In addition to the application of money or property referred to in Section 5.5(b) for an accelerated Series, amounts then held in the Collection Account or any Series Accounts for such Series and any amounts available under the Series Enhancement for such Series, following payment of any amounts due to the Indenture Trustee pursuant to Section 6.7, shall be used to make payments to the Holders of the Notes of such Series and the Series Enhancer (if any) for such Series in accordance with the terms of this Indenture and the related Indenture Supplement and the Series Enhancement for such Series.  Following the sale of the Collateral (or portion thereof) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account and any Series Accounts for such Series as are allocated to such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Collateral under this Indenture, and the Notes of such Series shall no longer be Outstanding.

SECTION 5.6                     Indenture Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the

Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and any other parties entitled thereto pursuant to the applicable Indenture Supplement in respect of which such judgment has been obtained.

SECTION 5.7                     Limitation on Suits.  No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a)                                 subject to the provisions of Section 5.5(a)(iv) and 5.12 hereof, the Holders of not less than 25% of the Outstanding Amount of each affected Series of Notes have made written request to the Indenture Trustee to institute such proceeding in its own name as indenture trustee;

(b)                                 such Noteholder or Noteholders has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(c)                                  such Noteholder or Noteholders has offered to the Indenture Trustee indemnity reasonably deemed satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by more than 50% of the Outstanding Amount of the Notes of such Series (or all Series, as applicable);

it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders except as may otherwise be specified in any applicable Indenture Supplement.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of such affected Series or of all Series, as the case may be, each representing less than a majority of the Outstanding Amount of such Notes, the Indenture Trustee shall follow the direction of the group of Noteholders holding of the greatest percentage of the Outstanding Amount of such Notes.

SECTION 5.8                     Unconditional Rights of Noteholders to Receive Principal and Interest.  Notwithstanding any other provision in this Indenture, each Noteholder shall have the right which is absolute and unconditional to receive payment of the principal (if any) of and interest in respect of such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.9                     Restoration of Rights and Remedies.  If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

SECTION 5.10              Rights and Remedies Cumulative.  No right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative and in addition to every other right, remedy, power or privilege given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

SECTION 5.11              Delay or Omission Not Waiver.  No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Trust Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Trust Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

SECTION 5.12              Rights of Noteholders to Direct Indenture Trustee.  Subject to the provisions of Section 5.5(a)(iii) and Section 5.5(a)(v), more than 50% of the Outstanding Amount of any Outstanding Series, if an Event of Default has occurred and is continuing for such Series, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series; provided, however, that subject to Section 6.1:

(a)                                 the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture, and

(b)                                 the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer of the Indenture Trustee, determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction.

SECTION 5.13              Waiver of Past Defaults.  Prior to the declaration of the acceleration of the maturity of the Notes of a Series as provided in Section 5.3, the Holders of more than 50% of the Outstanding Amount of Notes of such Series may, on behalf of all such Noteholders, waive in writing any past default with respect to the Notes of such Series and its consequences (including an Event of Default), except a default:

(a)                                 in the payment of the principal or interest in respect of any Note of such Series, or

(b)                                 in respect of a covenant or provision hereof that under Section 10.2 hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note of such Series affected.

Upon any such written waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. After a declaration of acceleration, only waivers pursuant to Section 5.3 are permitted.

SECTION 5.14              Undertaking for Costs.  All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder, or group of Noteholders, (in compliance with Section 5.7 hereof), holding in the aggregate more than 10% of the Outstanding Amount of the Notes of the affected Series, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal or interest in respect of any Note on or after the Payment Date on which any of such amounts was due pursuant to the terms of such Note or the applicable Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date).

SECTION 5.15              Waiver of Stay or Extension Laws.  The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.16              Sale of Receivables.

(a)                                 The method, manner, time, place and terms of any sale of Receivables (or interest therein) pursuant to Section 5.5(a) shall be as directed by the Holders of Notes representing more than 50% of the Outstanding Amount of the Notes of the relevant Series (or, in the case of Section 5.5(a)(v), 66-2/3%).  The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale.

(b)                                 The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of Receivables pursuant to Section 5.5(a). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c)                                  In its exercise of the Foreclosure Remedy pursuant to Section 5.5(a) the Indenture Trustee by itself or acting through its agents shall solicit competitive bids from Permitted Assignees for the sale of Receivables in an amount equal to the Invested Amount of the accelerated Series of Notes at the time of sale. The Transferor or any of its Affiliates shall be entitled to participate in, and to receive from the Indenture Trustee a copy of each other bid submitted in connection with, such bidding process. The Indenture Trustee shall sell such Receivables (or interests therein) on terms equivalent to the best purchase offer as determined by the Indenture Trustee upon the advice of its independent investment advisor.  The proceeds of any such sale shall be applied in accordance with Section 5.5(b).

SECTION 5.17              Action on Notes.  The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture.  Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer.  Subject to Section 5.5, any money or property collected by the Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1                     Duties of the Indenture Trustee.

(a)                                 If an Event of Default (or any Amortization Event constituting an Event of Default) of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice, has occurred and is continuing, the Indenture Trustee shall, prior to the receipt of directions, if any, from more than 50% of the Outstanding Amount of the Notes or as otherwise provided herein in the case of certain directions, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice:

(i)                                     the Indenture Trustee  undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations or duties (including fiduciary duties) shall be read into this Indenture against the Indenture Trustee; and

(ii)                                  in the absence of willful misconduct or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee, upon receipt of any certificates, opinions, reports, documents, Issuer Orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture or any Indenture Supplement, shall examine them to determine whether they substantially conform on their face to the requirements of this Indenture or any Indenture Supplement (but need not confirm or investigate the accuracy of any mathematical calculations or other facts contained therein).

(c)                                  No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection shall not be construed to limit the effect of Section 6.1(a);

(ii)                                  the Indenture Trustee shall not be liable for any error of judgment made in good faith unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture and/or the direction of more than 50% of Holders of the Outstanding Amount of the Notes of each outstanding Series of Notes (or, with respect to any such action that does not relate to all Series, the Holders of a majority of the aggregate outstanding principal amount of all Series of Notes Outstanding to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture.

(d)                                 No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(e)                                  Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to the provisions of this Article VI.

(f)                                   Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Collateral, including, without limitation, by (i) accepting any substitute payment obligation for a Receivable initially transferred to the Issuer under the

Transfer and Servicing Agreement, (ii) adding any other investment, obligation or security to the Issuer or (iii) withdrawing from the Issuer any Receivable (except as otherwise provided in the Transfer and Servicing Agreement).

(g)                                  The Indenture Trustee shall have no responsibility or liability for investment losses on Eligible Investments (other than Eligible Investments on which the institution acting as Indenture Trustee is an obligor).

(h)                                 Every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 6.1, Section 6.3 and Section 6.7.  In the performance of its duties and obligations under this Indenture, the Securities Intermediary, the Registrar and the Paying Agent shall not be liable except for its own willful misconduct, negligence and bad faith in the performance of its duties hereunder.  Each of the rights, protections indemnities and immunities (but none of the obligations) afforded to the Indenture Trustee under this Indenture shall be applicable to the Securities Intermediary, the Registrar and the Paying Agent mutatis mutandis.

SECTION 6.2                     Notice of Amortization Event or Trust Event of Default or Servicer Default.

(a)                                 Upon the occurrence of any Amortization Event, Event of Default or Servicer Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received written notice thereof, the Indenture Trustee shall transmit, to all Noteholders of the affected Series as their names and addresses appear on the Note Register and to the Rating Agencies, as applicable, notice of such Amortization Event, Event of Default or Servicer Default promptly after it receives such notice or obtains actual knowledge.

(b)                                 Notwithstanding anything herein or in any Transaction Document to the contrary, the Indenture Trustee will not be deemed to have knowledge of any fact or event (including without limitation any default, Default, Event of Default, Amortization Event, Series Default, Series Amortization Event, Force Majeure Event, or Servicer Default, or breach of representation or warranty) unless written notice of such fact or event is received by a Responsible Officer of the Indenture Trustee and such notice references the Notes or this Indenture and evidences that the fact or event has occurred.  The Trustee shall have no duty to inquire into, investigate or take any action to determine whether any fact or event (including without limitation, any default, event of default, amortization event, force majeure event, servicer default, or breach of representation or warranty) has in fact occurred and shall have no duty to make any determination as to the materiality or effect (including the Adverse Effect) of any fact, matter or event, or, absent written direction of the Noteholders to make any demand or claim for repurchase of Receivables.  Any notice to the Indenture Trustee of a breach of representation or warranty shall be in writing and shall specifically identify, with support, the specific Receivables in breach along with the specific representation or warranty that was breached and a statement by the sender that if the breach is not cured, repurchase is required pursuant of the Transaction Documents.

(c)                                  Knowledge or information acquired by U.S. Bank National Association in its capacity as Indenture Trustee, Paying Agent or Registrar, as applicable, shall not be imputed to U.S. Bank National Association in any other capacity in which it may act under the Transaction Documents or to any affiliate of U.S. Bank National Association and vice versa.

SECTION 6.3                     Rights of Indenture Trustee.

(a)                                 Except as otherwise provided in Section 6.1:

(i)                                     the Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.  In connection with the delivery of any information to the Indenture Trustee by the Servicer or any other party to the Transaction Documents where the Indenture Trustee is required to use such information in connection with the preparation or distribution of payments or reports to Noteholders or other parties, the Indenture Trustee is entitled to conclusively rely on the accuracy of all such information and shall not be required to investigate or reconfirm its accuracy and shall not be liable in any manner whatsoever for any errors, inaccuracies or incorrect information resulting from the use of this information;

(ii)                                  except during the continuance of a Trust Event of Default, whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Issuer;

(iii)                               as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in-good faith and in reliance thereon;

(iv)                              the Indenture Trustee is not obligated to (i) exercise the rights or powers under this Indenture or the other Transaction Documents or to pay or risk its own funds or incur any financial liability in the performance of its obligations under this Indenture or the other Transaction Documents if it has reasonable grounds to believe that payment of such funds or adequate indemnity satisfactory to it against that risk or liability is not reasonably assured or given to it or (ii) start, pursue or defend litigation, investigate any matter or honor the request or direction of the Noteholders under this Indenture, unless the Noteholders have offered to the Indenture Trustee reasonable security or indemnity satisfactory to it for the reasonable expenses that might be incurred by the Indenture Trustee in complying with the request or direction; provided, however, that notwithstanding anything to the contrary in this Indenture, the Indenture Trustee will not be required to take any action if the Indenture Trustee reasonably determines that such action (x) will not be in the best interests of the Noteholders or (y) will be contrary to applicable Law; provided further, that nothing contained herein shall relieve the

Indenture Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care or skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs; and the permissive right of the Indenture Trustee to take any action under the Transaction Documents shall not be construed as a duty to take such action;

(v)                                 the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, appraisal, approval, bond, note or other paper or document believed by it to be genuine, unless requested in writing so to do by Holders of Notes evidencing more than 50% of the aggregate unpaid principal amount of all Notes (or, with respect to any such matters that do not relate to all Series, more than 50% of the aggregate unpaid principal amount of the Notes of all Series to which such matters relate);

(vi)                              the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of or for the supervision of any agent, attorney, custodians or nominees appointed with due care by it hereunder;

(vii)                           the Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights conferred upon the Indenture Trustee by this Indenture; and

(viii)                        the rights, privileges, protections, immunities and benefits given to the Indenture Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Indenture Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(b)                                 In no event shall the Indenture Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)                                  In no event shall the Indenture Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Indenture Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(d)                                 The Indenture Trustee may consult with counsel, accountants, appraisers or other experts or advisors, and the advice or opinion of counsel, accountants, appraisers or other experts or advisors on any matters relating to this Indenture, any Indenture Supplement and the Notes will be full and complete authorization and protection from liability for any action taken or not taken by it under this Indenture in good faith and according to the advice or opinion of that counsel, accountant, appraiser or expert or advisor.

(e)                                  The Indenture Trustee shall not be required to determine the materiality or adverse effect of breaches of representations or warranties or other events for purposes of notice or enforcement hereunder or under any other Transaction Document.

(f)                                   The Indenture Trustee may request that the Issuer, the Administrator and any other Person deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture or any Indenture Supplement.

(g)                                  The Indenture Trustee shall have no responsibility to prepare or make any filing or report under, or make any determination with respect to, any securities law or tax law, or to monitor, enforce, make any determination or take any action with respect to any risk retention requirements or other regulatory requirements and shall have no liability for the failure of the Issuer, the Notes or the Noteholders or any other Person to satisfy any such requirements.

(h)                                 Except as expressly provided in this Indenture or any Indenture Supplement, the Indenture Trustee shall have no obligation to administer, service or collect the Receivables or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Receivables.

(i)                                     The Indenture Trustee shall be under no duty or obligation in connection with the acquisition or Grant by the Issuer to the Indenture Trustee of any item constituting the Collateral, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Collateral.

(j)                                    The Indenture Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements under Regulation RR.  The Indenture Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder or other party for violation of such rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

(k)                                 The Indenture Trustee shall have no obligation to determine whether this Indenture complies with the TIA or whether this Indenture is required to be qualified under the TIA and shall have no liability in connection therewith.  The Indenture Trustee shall be entitled to rely on the provisions of this Indenture and shall have no liability to any Person for its good faith reliance thereon regardless of whether its compliance with the terms hereof would cause this Indenture to be required to be qualified under the TIA.

SECTION 6.4                     Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of the Agreement, the Notes, the Collateral or any related document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes or for any statement of the Issuer, Depositor or Servicer in any offering document or note purchase agreement used for the offering or sale of the Notes.

SECTION 6.5                     May Hold Notes.  The Indenture Trustee, any Paying Agent and Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent and Registrar or such other agent.

SECTION 6.6                     Money Held in Trust.  Money held by the Indenture Trustee or the Paying Agent in trust hereunder need not be segregated from other funds held by the Indenture Trustee or the Paying Agent in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed upon in writing by the Indenture Trustee and the Issuer.

SECTION 6.7                     Compensation, Reimbursement and Indemnification.

(a)                                 Pursuant to any Indenture Supplement, the Issuer shall direct the payment to the Indenture Trustee from time to time of such compensation for its services as shall be agreed upon in writing. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer and the Servicer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including in connection with notices or other communications to the Noteholders, costs of collection and enforcement, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee’s agents, counsel, accountants and experts.  The Issuer and the Servicer shall jointly and severally indemnify U.S. Bank National Association (in each of its capacities under this Indenture and the Transaction Documents) and its directors, officers, employees and agents (each, an “Indemnified Party”) against any and all loss, liability, claim, action, suit, damage, tax, penalty, cost, disbursement or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the other Transaction Documents and including any such amount incurred by an Indemnified Party in connection with (x) defending itself against any claim, legal action or proceeding and (y) the enforcement by it of any obligation of any party related to the Transaction Documents, including any action, claim, or proceeding commenced by it to enforce the indemnification obligations of the Issuer and the Servicer.  The Indenture Trustee shall notify the Issuer and the Servicer promptly of any claim for which it may seek indemnity.  Failure by the Indenture Trustee to so notify the Issuer and the Servicer shall not relieve the Issuer of its obligations hereunder.  Pursuant to the Transfer and Servicing Agreement, the Servicer shall defend any claim against the Indenture Trustee, the Indenture Trustee may have separate counsel and, if it does, the Servicer shall pay the fees and expenses of such counsel.  Neither the Issuer nor the Servicer need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee determined by a court of competent jurisdiction to have been caused by the Indenture Trustee’s own negligence or willful misconduct.

(b)                                 The Issuer’s and Servicer’s payment obligations to the Indenture Trustee pursuant to this Section 6.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.2(a) or (b) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable Insolvency Law.

(c)                                  To the extent that any amounts due and owing to the Indenture Trustee are not paid pursuant to the Indenture Supplement within thirty (30) days of demand therefor by the Indenture Trustee, such obligation shall be payable by and are hereby agreed to be the obligation of USCC.

SECTION 6.8                     Replacement of Indenture Trustee.  No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and the payment of all amounts owed to the retiring Indenture Trustee (unless otherwise agreed by the retiring Indenture Trustee).  The Indenture Trustee may resign at any time by giving thirty (30) days’ written notice to the Issuer and the Transferor.  More than 50% of the Outstanding Amount of the Notes may remove the Indenture Trustee by giving thirty (30) days prior written notice to the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a)                                 the Indenture Trustee fails to comply with Section 6.11;

(b)                                 the Indenture Trustee is adjudged a bankrupt or insolvent;

(c)                                  a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer takes charge of the Indenture Trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation; or

(d)                                 the Indenture Trustee otherwise becomes incapable of acting.

(e)                                  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer at the direction of the Transferor shall promptly appoint a successor Indenture Trustee.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Issuer and to the Servicer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee. The Issuer and the predecessor Indenture Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Indenture Trustee all such rights, powers, duties and obligations.  Notwithstanding any other provisions herein, the appointment of a successor indenture trustee shall not be effective unless the Rating Agency Condition, if applicable, shall have been satisfied.  Upon acceptance of appointment by a successor indenture trustee as provided in this Section 6.8, such successor indenture trustee shall provide notice of such succession hereunder to all Noteholders and the Servicer shall provide such notice to each Rating Agency, if applicable, and each Series Enhancer, if any.

If a successor Indenture Trustee does not take office within thirty (30) days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of more than 50% of the Outstanding Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.8, the Issuer and the Servicer’s reimbursement and indemnity obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

SECTION 6.9                     Successor Indenture Trustee by Merger.  If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11.  Upon such consolidation, merger, conversion or transfer, such successor shall promptly give each Rating Agency, if applicable, written notice thereof.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor indenture trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

SECTION 6.10              Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)                                 Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section 6.10, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8 hereof.

(b)                                 Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)                                     all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)                                  no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)                               the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)                                  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)                                 Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 6.11              Eligibility; Disqualification.  The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and Section 26(a)(1) of the Investment Company Act.  The Indenture Trustee shall have a combined capital and surplus, and an aggregate capital, surplus and undivided profits, of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term unsecured debt rating of at least “A1” by Moody’s Investors Service, “A” by Standard & Poor’s, or “A+” by Fitch Ratings, or such lower rating provided that such rating does not result in a downgrade of the ratings of the Notes, if any, as evidenced by written confirmation from each Hired Agency that such bank’s acting as Indenture Trustee would not in and of itself result in a qualification, downgrade or withdrawal of any of the then current ratings assigned thereby to the Notes of any Series).  The Indenture Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.  Without limiting the foregoing, the Indenture Trustee shall comply at all times with subsection (a)(4)(i) of Rule 3a-7 of the Investment Company Act.

SECTION 6.12              Preferential Collection of Claims Against Issuer.  The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.13              Representations and Covenants of the Indenture Trustee.  The Indenture Trustee represents, warrants and covenants as of the date hereof that:

(a)                                 the Indenture Trustee is a national banking association duly organized and validly existing under the federal laws of the United States of America;

(b)                                 the Indenture Trustee possesses and shall continue to possess all requisite corporate power and authority to conduct its business and to execute, deliver and perform its obligations under this Indenture;

(c)                                  the execution and delivery of this Indenture by the Indenture Trustee and its performance and compliance with the terms of this Indenture will not violate the Indenture Trustee’s articles of association or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or to the best of its knowledge of its Responsible Officers result in the breach of, any material contract, agreement or other instrument to which the Indenture Trustee is a party or which may be applicable to the Indenture Trustee or any of its assets;

(d)                                 the Indenture Trustee has the full power and authority to enter into and consummate the transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture;

(e)                                  each of this Indenture and each other Transaction Document to which it is a party have been duly executed and delivered by the Indenture Trustee and constitute its legal, valid and binding obligation in accordance with its terms except as may be limited by (i) insolvency, bankruptcy, reorganization, moratorium or other laws now or hereafter in effect relating to the enforcement of creditors’ rights generally, (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity) and

(iii) with respect to rights of indemnity hereunder, limitations of public policy under applicable securities laws or other laws;

(f)                                   the Indenture Trustee is not in violation of, and the execution and delivery of this Indenture by the Indenture Trustee and its performance and compliance with the terms of this Indenture will not constitute a violation with respect to, any order or decree of any court or any order, law or regulation of any federal, state, municipal or governmental agency of or in the United States of America having jurisdiction over the trust powers of the Indenture Trustee, which violation would have consequences that would materially and adversely affect the condition (financial or other) or operations of the Indenture Trustee or might have consequences that would materially affect the performance of its duties hereunder or thereunder;

(g)                                  to the best knowledge of its Responsible Officers, no consent, approval, authorization or order of, or registration of filing with, or notice to any federal governmental authority or agency having jurisdiction over the trust powers of the Indenture Trustee, is required for the execution, delivery and performance by the Indenture Trustee of this Indenture or if required, such approval has been obtained prior to the Initial Closing Date; and

(h)                                 the Indenture Trustee meets the eligibility requirements set forth in Section 6.11.

SECTION 6.14              Tax Returns.  In the event the Issuer shall be required to file tax returns, the Administrator shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the “tax matters partner” (on behalf of the Issuer) for signature at least five (5) days before such tax returns are due to be filed.  The Servicer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee (on behalf of the Issuer) at least five (5) days prior to the date it is required by law to be distributed to Noteholders.  The Issuer will, upon written request, furnish the Administrator with all such information as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer.  The Equity Certificateholder (on behalf of the Issuer) shall, upon request, execute such returns.

SECTION 6.15              Custody of the Collateral.  The Indenture Trustee shall hold such of the Collateral (other than the Receivables) as constitutes an instrument, tangible chattel paper, a negotiable document, or money in the State of New York, separate and apart from all other property held by the Indenture Trustee.  Collateral that constitutes tangible chattel paper shall be held at the Custodial Locations, and any change in any such location will be subject to the requirements and provisions of Article VIII of the Transfer and Servicing Agreement.  Collateral that constitutes electronic chattel paper shall be held in a manner such that the Custodian or the Servicer has “control” of such electronic chattel paper within the meaning of Section 9-105 of the applicable UCC and the Servicer or the Custodian is maintaining control of such electronic chattel paper, subject to Article VIII of the Transfer and Servicing Agreement.  Such of the Collateral as constitutes a deposit account shall be maintained in the name of the Indenture Trustee by a bank the jurisdiction of which for purposes of the UCC is the State of New York.  The Indenture Trustee shall hold such of the Collateral as constitutes investment property through the Securities Intermediary, which Securities Intermediary shall agree with the Indenture

Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such Securities Intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as financial assets, (d) such Securities Intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such Securities Intermediary shall not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by any person or entity other than the Indenture Trustee, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, encumbrance or right of set-off in favor of such Securities Intermediary or anyone claiming through it (other than the Indenture Trustee), (g) all agreements governing such securities account shall be governed by the laws of the State of New York and the law of the State of New York shall govern all issues specified in Article 2(1) of The Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary (Concluded 5 July 2006) which became effective in the United States of America on April 1, 2017, (h) such Securities Intermediary has at the time of any agreement governing such securities account a place of business in the United States at which any of the activities of the Securities Intermediary are carried on and which alone or together with other offices of the Securities Intermediary or with other persons acting for the Securities Intermediary in the United States or another nation (1) effects or monitors entries to securities accounts, (2) administers payments or corporate actions relating to securities held with the Securities Intermediary or such other persons, or (3) is otherwise engaged in a business or other regular activity of maintaining securities accounts, and (i) such Securities Intermediary’s jurisdiction for purposes of the UCC shall be the State of New York.  Terms used in this Section 6.15 that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.  Except as permitted by this Section 6.15, the Indenture Trustee shall not hold any part of the Collateral through an agent or a nominee.  The parties hereto agree that the Indenture Trustee shall serve as the Securities Intermediary, and upon any resignation, removal or replacement of the Indenture Trustee, the successor Indenture Trustee shall serve as the Securities Intermediary.  For so long as the Indenture Trustee shall act as Securities Intermediary it shall be entitled to all of the same rights, protections, indemnities and immunities as the Indenture Trustee hereunder.  It is understood and agreed that neither the Indenture Trustee nor the Securities Intermediary shall have any duty or obligation to determine compliance with this Section 6.15.

SECTION 6.16              Communications Regarding Demands to Repurchase Receivables.  The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Seller or the Transferor for information which is required in order to enable the Seller or the Transferor to comply with Requirements of Law.  For the exclusion of doubt, such cooperation shall include, without limitation, the provision of prompt notice to the Seller and the Transferor of all demands communicated to a Responsible Officer of the Indenture Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable.  The Indenture Trustee shall, upon written request of either the Seller or the Transferor, provide notification to the Seller and the Transferor with respect to any actions taken by the Indenture Trustee or determinations made by the Indenture Trustee, in each case, with respect to any such demand communicated to the Indenture Trustee in respect of any Receivables, such notifications to be provided by the Indenture Trustee as soon as practicable and in any event within five Business Days of such request or such other time frame as may be mutually agreed to by the Indenture Trustee and the Seller or the Transferor, as applicable.  The Indenture Trustee and the Issuer acknowledge and agree that the purpose of this Section 6.16 is to facilitate compliance by the Seller and the Transferor with Requirements of Law.  The Seller and the Transferor understand and agree that the Indenture Trustee will provide information related to demands communicated to the Indenture Trustee in respect of any Receivables only to the extent that a Responsible Officer of the Indenture Trustee has received such demands, and has possession of such information.  The Indenture Trustee acknowledges that interpretations of Requirements of Law may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Seller and the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Requirements of Law.  The Indenture Trustee shall cooperate in good faith with the Seller and the Transferor to deliver any and all records in its possession and any other information necessary in the good faith determination of the Seller and the Transferor to permit them to comply with the provisions of Requirements of Law.  In no event shall the Indenture Trustee have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.  The Seller and the Transferor acknowledge and agree that the Indenture Trustee’s reporting is limited to information that has been received or acquired by a Responsible Officer of the Indenture Trustee solely in its capacity as Indenture Trustee for the Issuer and not in any other capacity.  The Seller and the Transferor further acknowledge and agree that, other than any express duties or responsibilities as Indenture Trustee under this Indenture or the related operative documents, the Indenture Trustee has no duty or obligation to undertake any investigation or inquiry related to demands for the repurchase or replacement of any Receivables or otherwise to assume any additional duties or responsibilities in respect of any transactions contemplated hereunder or otherwise in connection with the Issuer, and no such additional obligations or duties are implied in this Section 6.16. In addition, the Seller and the Transferor acknowledge that the Indenture Trustee is entitled to the full benefit of any and all protections, limitations on duties or liability and rights of indemnity provided by the terms of this Indenture and the related operative documents in connection with any action taken hereunder.

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

SECTION 7.1                     Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.  The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) upon each transfer of a Note, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Noteholders as they appear on the Note Register as of the most recent Record Date, and (b) at such other times, as the Indenture Trustee may request in writing, within ten (10) days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than ten (10) days prior to the time such list is furnished; provided, however, that for so long as the Indenture Trustee is the Registrar, no such list should be required to be furnished.

SECTION 7.2                     Preservation of Information; Communications to Noteholders.

(a)                                 The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b)                                 Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

(c)                                  The Issuer and the Indenture Trustee shall have the protection of TIA § 312(c).

SECTION 7.3                     Reports by Issuer.

(a)                                 The Issuer shall:

(i)                                     file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission or any applicable state agencies, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 12 or 15(d) of the Exchange Act or any applicable state agencies pursuant to comparable regulation;

(ii)                                  file with the Indenture Trustee and the Commission or any applicable state agencies in accordance with rules and regulations prescribed from time to time by the Commission or any applicable state agencies such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)                               supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA § 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission or any applicable state agencies.

SECTION 7.4                     Reports by Indenture Trustee.

(a)                                 If required by TIA § 313(a), within 60 days after each May 1, beginning with May 1, 2018, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c) a brief report dated as of such date that complies with TIA § 313(a).  If the Indenture is or is required to be qualified under the TIA, the Indenture Trustee also shall comply with TIA § 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Commission, if required by applicable rules.

(b)                                 On each Payment Date, the Indenture Trustee shall make available to each Noteholder the statement for the Collection Period or Periods applicable to such Payment Date as required pursuant to Section 3.04 of the Transfer and Servicing Agreement and the applicable provisions of any Indenture Supplement, if applicable.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

SECTION 8.1                     Collection of Money.  Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it in an account with the corporate trust department in trust for the benefit of the Noteholders and shall apply it as provided in this Indenture or in the related Indenture Supplement, as applicable. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Transfer and Servicing Agreement or any other Transaction Document, the Indenture Trustee may, and upon the request of the Holders of more than 50% of the Outstanding Amount of the Notes shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim an Amortization Event or Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

SECTION 8.2                     Rights of Noteholders.  The Collateral shall secure the obligations of the Issuer to pay to the Holders of the Notes of each Series principal and interest and other amounts payable pursuant to this Indenture and the related Indenture Supplement. Except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not have the right to payment from any Series Account or Series Enhancement allocated for the benefit of any other Series or Class.

SECTION 8.3                     Establishment of Collection Account.

(a)                                 The Servicer shall cause to be established and maintained with the Paying Agent, in the name of the Paying Agent on behalf of the Indenture Trustee for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancer, a segregated non-interest bearing account that is a Qualified Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders, the Equity Certificateholder and any Series Enhancer (the “Collection Account”). Where the Indenture or any Indenture Supplement employs the term “Collection Account” such reference shall implicitly refer to the “Collection Account”, unless explicitly otherwise provided. The Indenture Trustee shall possess all right, title and interest in all monies, instruments, investment property, documents, certificates of deposit and other property credited from time to time to the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancer.

(b)                                 The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders, the Equity Certificateholder and any Series Enhancer. Except as expressly provided in this Indenture and the Transfer and Servicing Agreement, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any funds and other property held in the Collection Account for any amount owed to it by the Indenture Trustee, the Transferor, the Issuer, any Noteholder or any Series Enhancer. If, at any time, the Collection Account ceases to be a Qualified Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days establish a new Collection Account meeting the conditions specified above, transfer any monies, documents, instruments, investment property, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account.”  Pursuant to the authority granted to the Servicer in Section 3.01(b) of the Transfer and Servicing Agreement, the Servicer shall have the power revocable by the Issuer, to instruct the Paying Agent to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer’s or the Indenture Trustee’s duties hereunder and under the Transfer and Servicing Agreement, as applicable. The Servicer shall reduce deposits into the Collection Account payable by the Transferor on any Deposit Date to the extent the Transferor is entitled to receive funds from the Collection Account on such Deposit Date, but only to the extent such reduction would not reduce the Transferor Amount to an amount less than the Minimum Transferor Amount.

(c)                                  Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Section 7.01 of the Transfer and Servicing Agreement or Section 11.2(b) of this Indenture) shall at the written direction of the Servicer be invested by the Paying Agent in Eligible Investments selected by the Servicer.  All such Eligible Investments shall be held by the Paying Agent for the benefit of the Noteholders pursuant to Section 6.15.  Investments of funds representing Collections collected during any Collection Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Business Day immediately preceding each monthly Transfer Date following such Collection Period in amounts sufficient to the extent of such funds to make the required distributions on the following Payment Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment.  Funds deposited in the Collection Account on a Transfer Date with respect to the immediately succeeding Payment Date shall not be invested overnight.  On each Payment Date, any investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be paid to the Transferor, except as otherwise specified in any Indenture Supplement. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 8.3 or for the selection of Eligible Investments in accordance with the provisions of this Indenture and any Indenture Supplement.

(d)                                 The Indenture Trustee shall:

(i)                                     hold each Eligible Investment that constitutes investment property through a Securities Intermediary in accordance with Section 6.15 hereof; and

(ii)                                  maintain possession of each other Eligible Investment not described in clause (i) above.

SECTION 8.4                     Collections and Allocations.

(a)                                 The Servicer will instruct the Indenture Trustee to apply all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement.  The Servicer shall deposit Collections received into the Collection Account in accordance with the terms of the Transfer and Servicing Agreement and each Indenture Supplement.

(b)                                 Collections of Receivable Payments, Miscellaneous Payments, Loss Amounts and Recoveries will be allocated to each Series of Notes upon direction of the Servicer in accordance with this Article VIII, except as otherwise specified in the related Indenture Supplement for such Series, and amounts so allocated to any Series will not, except as specified in the related Indenture Supplement, be available to the Noteholders of any other Series.

(c)                                  For each Series of Notes, the Servicer shall, unless otherwise specified in the related Indenture Supplement, on each Date of Processing, make allocations to the Holders of the Notes for such Series in accordance with the allocations specified in the following clauses (i)-(iii), and the Paying Agent shall withdraw the amounts allocated to each Series from the Collection Account and deposit such amounts into the applicable Series Accounts on each Determination Date, in accordance with the written direction of the Servicer:

(i)                                     Allocations of Receivable Payments and Miscellaneous Payments.  During the Revolving Period for each Series, the Servicer shall allocate to each such Series an amount equal to the product, as determined by the Servicer, of (A) the Floating Allocation Percentage for such Series and (B) the aggregate amount of Collections of Receivable Payments and Miscellaneous Payments received during the related Collection Period.  During the Amortization Period for each Series, the Servicer shall allocate to each such Series an amount equal to the product of (A) the Fixed Allocation Percentage for such Series and (B) the aggregate amount of Collections of Receivable Payments and Miscellaneous Payments received during the related Collection Period.

(ii)                                  Allocation of Loss Amounts.  The Servicer shall allocate to each Series an amount equal to the product, as determined by the Servicer, of (A) the Floating Allocation Percentage for such Series and (B) the aggregate amount of Loss Amounts received during the related Collection Period.

(iii)                               Allocation of Recoveries.  The Servicer shall allocate to each Series an amount equal to the product, as determined by the Servicer, of (A) the Floating Allocation Percentage for such Series and (B) the aggregate amount of Recoveries received during the related Collection Period.

(d)                                 To the extent that a Series is designated as a Sharing Series in a Group, Shared Collections with respect to all Sharing Series in such Group for any Payment Date will be allocated to such Series, and deposited into the relevant Series Accounts, in an amount equal to the product, as determined by the Servicer, of (x) the aggregate amount of Shared Collections with respect to all the Sharing Series in such Group for such Payment Date and (y) a fraction, the numerator of which is the Collections Shortfall for such Series for such Payment Date and the denominator of which is the aggregate amount of Collections Shortfalls for all the Sharing Series in such Group for such Payment Date.

(e)                                  Amounts not allocated to any Series of Notes pursuant to Section 8.4(c) will be allocated to the Transferor, as holder of the Equity Certificate, as follows:  Unless otherwise stated in any Indenture Supplement, on each Date of Processing, the Servicer shall allocate to the Transferor, as holder of the Equity Certificate, an amount equal to the product of (A) the Transferor Percentage and (B) the aggregate amount of (1) Receivable Payments, plus (2) Miscellaneous Payments, plus (3) Recoveries, minus (4) Loss Amounts, as applicable, on that Date of Processing; provided, that, if the Transferor Amount (determined after giving effect to any transfer of Receivables to the Trust on such date), is less than or equal to the Minimum Transferor Amount, the Servicer shall not allocate to Transferor any such Receivable Payments, Miscellaneous Payments or Recoveries that otherwise would be allocated to Transferor, but shall instead deposit such funds in the Excess Funding Account to the extent necessary so that the Transferor Amount is not less than the Minimum Transferor Amount.  Unless otherwise stated in any Indenture Supplement, neither the Servicer nor the Transferor need deposit any amounts allocated to Transferor pursuant to the foregoing into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to Transferor.

On each Determination Date, after the amounts of all allocations have been determined (i) with respect to all outstanding Series and (ii) as provided for in any applicable Indenture Supplement, the Servicer may, with the consent of each Transferor, allocate any amounts which would otherwise be payable to the Transferor at such Transferor’s direction to one or more of the outstanding Series subject to the following conditions:

(A)                               (i) on or before the Determination Date immediately preceding such allocation, the Servicer shall have given the Indenture Trustee and each Rating Agency that has rated any Series or Class of Notes within the applicable Group, if applicable, written notice of such allocation; and (ii) for any Series or Class of Notes within the applicable Group that has been rated, if applicable, the applicable Rating Agency Condition, if any, shall have been satisfied with respect to such allocation; and

(B)                               the Servicer shall have delivered to the Indenture Trustee an Officer’s Certificate, dated the date of such allocation, to the effect that the Servicer reasonably believes that such allocation will not have an Adverse Effect.

SECTION 8.5                     Directions Regarding Additional Withdrawals from the Collection Account.  Prior to a Servicer Default, if the Servicer determines that any amounts have been misdirected to the Collection Account or deposited in error in the Collection Account, the Servicer is permitted and authorized to withdraw such amounts from the Collection Account to rectify any such misdirection or error.

SECTION 8.6                     Release of Collateral; Eligible Loan Documents.

(a)                                 The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)                                 The Indenture Trustee upon receipt of an Issuer Order shall authorize the Servicer to execute in the name and on behalf of the Indenture Trustee instruments of satisfaction or cancellation, or of partial or full release or discharge, and other comparable instruments with respect to the Receivables (and the Indenture Trustee shall execute any such documents upon the written request of the Servicer), subject to the obligations of the Servicer under the Transfer and Servicing Agreement.

(c)                                  The Indenture Trustee shall, at such time as there are no Notes outstanding, upon receipt of an Issuer Order, release and transfer, without recourse, all of the Collateral that secured the Notes (other than any cash held for the payment of the Notes pursuant to Section 3.3).  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.6 only upon receipt of an Issuer Order accompanied by an Officer’s Certificate and shall have no liability for any releases pursuant to the provisions of this Section 8.6.

SECTION 8.7                     Establishment of Reserve Account.  A Reserve Account for a Series, if any, shall be established and maintained in accordance with the terms of the related Indenture Supplement.

ARTICLE IX

DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

SECTION 9.1                     Distributions and Reports to Noteholders.  Distributions shall be made to, and reports shall be made available to, Noteholders as set forth in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

ARTICLE X

SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 10.1              Supplemental Indentures Without Consent of Noteholders.

(a)                                 Without the consent of the Holders of any Notes but with prior notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, if applicable, the Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the parties thereto, for any of the following purposes:

(i)                                     to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)                                  to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iii)                               to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of the Holders of the Notes;

(iv)                              to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI;

(v)                                 to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that as evidenced by an Officer’s Certificate, such action shall not adversely affect the interests of the Holders of any Series or Class of Outstanding Notes and if applicable, the Rating Agency Condition shall have been satisfied;

(vi)                              to provide for the issuance of one or more new Series of Notes, in accordance with the provisions of Section 2.12 hereof;

(vii)                           to provide for the termination of any interest rate swap agreement or other form of credit enhancement in accordance with the provisions of the related Indenture Supplement; or

(viii)                        to resolve any inconsistency between the provisions of this Indenture or any Supplement pursuant to which a Series of Notes was issued to the final offering memorandum related to the offering of the Notes, if any.

(b)                                 The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Outstanding Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) the Issuer shall have delivered to the Indenture Trustee (A) an Officer’s Certificate of the Issuer, dated the date of any such action, stating that the Issuer reasonably believes that such action will not have an Adverse Effect and (B) a Tax Opinion, and (ii) if applicable, the Rating Agency Condition shall have been satisfied with respect to such indenture or indentures supplemental hereto.  Additionally, notwithstanding the preceding sentence, the Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, may, without the consent of any Noteholders of any Series then Outstanding or the Series Enhancers for any Series, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or any portion of the Issuer to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (i) the Transferor delivers to the Indenture Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section 10.1(b); (ii) the Transferor delivers a Tax Opinion in connection with such indenture or indentures supplemental hereto; and (iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Servicer hereunder without its consent.

SECTION 10.2              Supplemental Indentures With Consent of Noteholders.  The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Holders of more than 50% of the Outstanding Amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by Act of such Holders delivered to the Issuer, the Servicer and the Indenture Trustee and, to the extent that any such affected Series or Class is rated by a Rating Agency, upon satisfaction of the Rating Agency Condition, if applicable, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a)                                 change the due date of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable, change provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of the Collateral to payment of principal of (and premium, if any) or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable or change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of the Collateral to payment of principal of (and premium, if any) or interest on the notes;

(b)                                 impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(c)                                  reduce the percentage which constitutes a majority of the Outstanding Amount of the Notes of any Series outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(d)                                 reduce the percentage of the Outstanding Amount of any Notes, the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Collateral if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes of such Series;

(e)                                  modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal (and premium, if any) due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(f)                                   decrease the percentage of the Outstanding Amount of the Notes required to amend the sections of this Indenture which specify the applicable percentage of the aggregate principal amount of the Notes of such Series necessary to amend the Indenture or any Transaction Documents which require such consent;

(g)                                  modify or alter the provisions of this Indenture regarding the voting of Notes held by the Issuer, any other Obligor on the Notes, a Seller or any Affiliate thereof; or

(h)                                 permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral for any Notes or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any such Collateral at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

It shall not be necessary for any Act of Noteholders under this Section 10.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Servicer and the Indenture Trustee of any Indenture Supplement pursuant to this Section 10.2, the Indenture Trustee shall make available to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.3              Direction to Indenture Trustee.  (a)  The Issuer hereby authorizes and directs the Indenture Trustee to execute this Indenture, any future supplements or amendments hereto or to the other Transaction Documents, and any further instruments as may be necessary in connection therewith to accomplish any change or modification as the Issuer may direct subject to Sections 10.1 or 10.2, as applicable.

(a)                                 Prior to the execution by the Indenture Trustee of any supplement or amendment hereto or to any Transaction Document, the Issuer will deliver to the Indenture Trustee an Opinion of Counsel (or, in lieu thereof with the consent of all Noteholders, an Officer’s Certificate of the Administrator) upon which the Indenture Trustee may conclusively rely, stating that the amendment is permitted by this Indenture and the other Transaction Documents, as applicable, and that all conditions precedent to the supplement or amendment have been satisfied or waived.  Notwithstanding anything to the contrary herein, the Indenture Trustee is not obligated to enter into any amendment or supplement that adversely affects the Indenture Trustee’s rights, powers, duties, obligations, liabilities, indemnities or immunities under this Indenture.

SECTION 10.4              Effect of Supplemental Indenture.  Upon the execution of any supplemental indenture under this Article X, this Indenture shall be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Servicer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and the terms and conditions of any such supplemental indenture shall be deemed to be a part of this Indenture for any and all purposes.

SECTION 10.5              Conformity with Trust Indenture Act.  Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article X shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

SECTION 10.6              Amendments to Transaction Documents.  In the event that the Indenture Trustee’s prior consent is required in order to enter into an amendment, waiver, supplement, or similar agreement to another Transaction Document for which the Transferor has not delivered an Officer’s Certificate stating that there is no Adverse Effect, the Indenture Trustee shall consent to such amendment, waiver, supplement or similar agreement only to the extent that the Indenture Trustee is directed to do so by the Holders of Outstanding Notes evidencing more than 66-2/3% of the Outstanding Amount of the Notes of each adversely affected Series.

ARTICLE XI

TERMINATION

SECTION 11.1              Termination of Trust.  This Indenture and the respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 11.2(b), on the date on which there are no Notes Outstanding.

SECTION 11.2              Final Distribution.

(a)                                 The Servicer shall give the Indenture Trustee at least thirty (30) days’ prior notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes.  Such notice shall be accompanied by an Officer’s Certificate of the Servicer setting forth the information specified in Section 3.05 of the Transfer and Servicing Agreement covering the period during the then-current calendar year through the date of such notice.  Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b)                                 Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust in an account with the corporate trust department for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid in accordance with the terms of the Indenture Supplement and Series Enhancement, if any, for such Series or Class).  In the event that all such Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Noteholders. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies or property held by them for the payment of principal or interest that remains unclaimed for two years.  After payment to the Transferor, Noteholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

SECTION 11.3              Transferor’s Termination Rights.  Upon the satisfaction and discharge of this Indenture, at the written direction of the Issuer, the Indenture Trustee shall assign and convey to the Holder of the Equity Certificate or any of their designees, without recourse, representation or warranty, all right, title and interest of the Issuer in the Receivables and the Related Rights, whether then existing or thereafter created, all Recoveries related thereto, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 11.2(b).  The Indenture Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be prepared and reasonably requested by the Transferor to vest in the Holder of the Equity Certificate or any of their designees all right, title and interest which the Indenture Trustee had in the Collateral and such other property.

ARTICLE XII

MISCELLANEOUS

SECTION 12.1              Compliance Certificates.

(a)                                 Upon any application or request by the Issuer to the Indenture Trustee in any capacity to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee upon request: (i) an Officer’s Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 12.1, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate with respect to compliance with a condition or covenant provided for in this Indenture (other than certificates signed by the Owner Trustee on behalf of the Issuer pursuant to direction under the Trust Agreement) shall include:

(i)                                     a statement that each signatory of such certificate has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(iii)                               a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)                              the Rating Agency Condition, as applicable, shall have been satisfied; and

(v)                                 a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b)                                 (i)                                     Prior to the deposit with the Indenture Trustee of any Collateral or other property or securities that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 12.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officers’ Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)                                  Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (b)(i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (b)(ii), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the outstanding Notes.

(iii)                               Other than with respect to the release of any Defaulted Receivables, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)                              Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause (b)(iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Defaulted Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (b)(iii) above and this clause (b)(iv), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the outstanding Notes.

(v)                                 Notwithstanding Section 2.11 or any other provision of this Section 12.1, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and related Trust Assets and proceeds of both as and to the extent permitted or required by the Basic Documents, (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents and (C) take any other action not inconsistent with the TIA.

SECTION 12.2              Form of Documents Delivered to Indenture Trustee.

(a)                                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                                 Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer’s certificate or opinion is based are erroneous. Any such certificate of an officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Transferor, or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, a Seller, or the Issuer, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

(c)                                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

(d)                                 Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 12.3              Acts of Noteholders.

(a)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing and satisfying any requisite percentages as to minimum number or dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 12.3.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c)                                  The ownership of Notes shall be proved by the Note Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

SECTION 12.4              Notices.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Agreement to be made upon, given or furnished to, or filed with:

(a)                                 the Indenture Trustee by any Noteholder, the Servicer or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to a Responsible Officer, by facsimile transmission, electronic transmission or mailed by certified mail, or by other means acceptable to the Indenture Trustee to the Indenture Trustee addressed to it at its Corporate Trust Office;

(b)                                 the Issuer by the Indenture Trustee, the Servicer or any Noteholder shall be sufficient for every purpose hereunder if in writing and (i) mailed by certified mail, to the Issuer addressed to it at USCC Master Note Trust, at 30 N. LaSalle, Suite 4000, Chicago, IL 60602, Attention:  John M. Toomey, Telephone: 312-592-5308, Facsimile: 608-830-5530, Electronic Mail:  John.Toomey@tdsinc.com with a copy to (which shall not constitute notice): USCC Master Note Trust, 8410 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Steven T. Campbell, Telephone: 773-399-4850, Facsimile: 773-399-8959, Electronic Mail: steve.campbell@uscelluar.com and Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois  60603, Attention:  Stephen P. Fitzell, General Counsel, Telephone:  (312) 853-7379, Facsimile:   (312) 853-7036, Electronic Mail:  sfitzell@sidley.com, or at any other address previously furnished in writing to the Indenture Trustee and the Servicer by the Issuer or (ii) delivered electronically to the address previously furnished in writing to the Indenture Trustee. A copy of each notice to the Issuer shall be sent in writing and mailed by certified mail, to USCC Master Note Trust at the address listed in (i) above;

(c)                                  the Servicer, by any other party hereto or any Noteholder shall be sufficient for every purpose hereunder if mailed by registered or certified mail, to USCC Services, LLC, at 30 N. LaSalle, Suite 4000, Chicago, IL 60602, Attention:  John M. Toomey, Telephone: 312-592-5308, Facsimile: 608-830-5530, Electronic Mail: John.Toomey@tdsinc.com with a copy to (which shall not constitute notice): USCC Services, LLC, 8410 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Steven T. Campbell, Telephone: 773-399-4850, Facsimile: 773-399-8959, Electronic Mail: steve.campbell@uscelluar.com and Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois  60603, Attention:  Stephen P. Fitzell, General Counsel, Telephone:  (312) 853-7379, Facsimile:   (312) 853-7036, Electronic Mail:  sfitzell@sidley.com; and

(d)                                 the Transferor, by any other party hereto or any Noteholder shall be sufficient for every purpose hereunder if mailed by registered or certified mail, to USCC Receivables Funding LLC, at 30 N. LaSalle, Suite 4000, Chicago, IL 60602, Attention:  John M. Toomey, Telephone: 312-592-5308, Facsimile: 608-830-5530, Electronic Mail: John.Toomey@tdsinc.com with a copy to (which shall not constitute notice): USCC Receivables Funding LLC, 8410 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Steven T. Campbell, Telephone: 773-399-4850, Facsimile: 773-399-8959, Electronic Mail: steve.campbell@uscelluar.com and Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois  60603, Attention:  Stephen P. Fitzell, General Counsel, Telephone:  (312) 853-7379, Facsimile:   (312) 853-7036, Electronic Mail:  sfitzell@sidley.com.

SECTION 12.5              Notices to Noteholders; Waiver.

(a)                                 Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or subsequently agreed to by the applicable Noteholder) if in writing and (i) mailed by registered or certified mail or national overnight courier service or (ii) delivered electronically in a manner acceptable to the Servicer, the Owner Trustee on behalf of the Issuer and the Indenture Trustee, to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

(b)                                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(c)                                  In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

(d)                                 Where this Indenture provides for notice to any Rating Agency (if applicable), failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstances constitute a Default, Event of Default, Amortization Event, Potential Amortization Event, Servicer Default or Potential Servicer Default.

SECTION 12.6              Alternate Payment and Notice Provisions.  Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices.  The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

SECTION 12.7              Conflict with Trust Indenture Act.  If this Indenture is or is required to be qualified under the TIA, the provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein; provided, that unless and until this Indenture is required to be qualified under the TIA, such provisions shall not be deemed to be a part of this Indenture.

SECTION 12.8              Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 12.9              Successors and Assigns.  All covenants and agreements in this Indenture by the Issuer and the Servicer shall bind their respective successors and assigns, whether so expressed or not.  All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co trustees and agents.

SECTION 12.10       Separability.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 12.11       Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Transferor, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 12.12       GOVERNING LAW.  THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.13       JURISDICTION.  EACH OF THE PARTIES TO THIS INDENTURE AND EACH NOTEHOLDER, BY ITS ACCEPTANCE OF A NOTE, HEREBY AGREES TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES AND EACH NOTEHOLDER, BY ITS ACCEPTANCE OF A NOTE, HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO

VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS.

SECTION 12.14       WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS INDENTURE AND EACH NOTEHOLDER, BY ITS ACCEPTANCE OF A NOTE, HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  THE PARTIES HERETO AND EACH NOTEHOLDER, BY ITS ACCEPTANCE OF A NOTE, AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO AND EACH NOTEHOLDER, BY ITS ACCEPTANCE OF A NOTE, FURTHER AGREE THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION 12.14 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OF THIS INDENTURE OR A TRANSACTION DOCUMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUPPLEMENTAL INDENTURES, SUBSEQUENT AMENDMENTS, AMENDMENTS AND RESTATEMENTS, OR MODIFICATIONS TO THIS INDENTURE OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 12.15       Counterparts.  This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.16       Trust Obligation.  No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity). For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

SECTION 12.17       No Petition.  The Indenture Trustee and the Servicer, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Transferor, or join in any institution against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, receivership, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Transaction Documents. The foregoing shall not limit the rights of the Indenture Trustee, the Servicer, or any Noteholder to file any claim in, or otherwise take any action with respect to, any insolvency proceeding that was instituted against the Issuer by any Person other than the Indenture Trustee, the Servicer or such Noteholder, respectively.

SECTION 12.18       Confidentiality.

(a)                                 The parties shall treat as confidential this Indenture, the transactions contemplated hereunder and other information received in connection with this Indenture or the performance thereof that is obtained by the other party as a result of the working relationship between the parties, whether obtained prior to or after the date hereof (the “Confidential Information”).  The parties shall not disclose any Confidential Information to anyone, except to any assignees, potential assignees, the Indenture Trustee, potential participants, or any of their respective directors, managers, executives, employees, affiliates, auditors, lawyers, regulators or other governmental authorities, advisors, authorized agents and/or duly appointed representatives who have a specific and reasonable interest in knowing, viewing and using such Confidential Information or as may otherwise be required by applicable law.

(b)                                 Notwithstanding Section 12.18(a), in accordance with Section 3.04 of the Transfer and Servicing Agreement, the Indenture Trustee shall make each Monthly Report available via its website to the Noteholders.

SECTION 12.19       USA Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, U.S. Bank National Association, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account.  The parties to this Indenture agree that they will provide U.S. Bank National Association with such information as it may request in order for U.S. Bank National Association to satisfy the requirements of the USA Patriot Act.

SECTION 12.20       Limitation on Owner Trustee Liability.  It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Trust, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust, National Association but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

[Signature pages follow]

IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and attested, all as of the day and year first above written.

USCC MASTER NOTE TRUST

By:	Wilmington Trust, National Association, not in its individual capacity, but solely as Owner Trustee on behalf USCC Master Note Trust

By:
Name:
Title:

[Signature Page to Master Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee, Paying Agent, Registrar and Securities Intermediary

By:
Name:
Title:

[Signature Page to Master Indenture]

USCC SERVICES, LLC,
as Servicer

By:
Name:
Title:

[Signature Page to Master Indenture]

AGREED AND ACCEPTED
(with respect to Section 6.7(c)):

UNITED STATES CELLULAR CORPORATION

By:
Name:
Title:

[Signature Page to Master Indenture]

ANNEX A

DEFINITIONS

“Accumulation Period” shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period during which Collections of Receivable Payments are accumulated in an account for the benefit of the Noteholders of such Series or Class within such Series, which shall be the controlled accumulation period, the early accumulation period, the optional accumulation period, the partial accumulation period or other accumulation period, in each case as defined with respect to such Series in the related Indenture Supplement.

“Act” shall have the meaning specified in Section 12.3(a) of the Indenture.

“Addition Cut-Off Date” shall have the meaning specified in Section 2.01(a) of the Receivables Purchase Agreement.

“Addition Date” shall mean with respect to any Additional Receivable, the date upon which such Receivable is transferred to the Trust pursuant to the terms of the Transfer and Servicing Agreement and included as part of the Trust Assets.

“Additional Receivable” shall mean any Receivable, including any Replacement Receivable, transferred to the Trust by the Transferor pursuant to the terms of the Transfer and Servicing Agreement after the Initial Addition Date, in each case identified on the related Contract Additions Report and the updated Receivables Schedule.

“Adjusted Pool Principal Balance” shall mean, as of any date of determination, an amount equal to the greater of (a) the Aggregate Receivables Balance as of the close of business on the last day of the immediately preceding Collection Period (or with respect to the first Collection Period, the Aggregate Receivables Balance as of the Initial Cut-off Date) and (b) the sum of the numerators used to calculate the Investor Percentages for allocations with respect to Receivable Payments, for all Series outstanding as of the date as to which such determination is being made.

“Adjustment Payment” shall have the meaning specified in Section 3.10(a) of the Transfer and Servicing Agreement.

“Administration Agreement” shall mean that certain Administration Agreement, dated as of the Initial Closing Date, among the Administrator and the Trust, as the same may be amended, supplemented or otherwise modified from time to time.

“Administrator” shall mean USCC Services, LLC, in its capacity as administrator, or any successor Administrator under the Administration Agreement.

“Administrator Replacement Event” shall have the meaning specified in Section 10(d) of the Administration Agreement.

“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of an Amortization Event or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders or any Series Enhancer of any Series or Class pursuant to the Transfer and Servicing Agreement, the Indenture or the related Indenture Supplement.

“Advisers Act” shall have the meaning specified in Section 2.17(b)(ii)(A)(1) of the Indenture.

“Affiliate” shall mean, with respect to any specified Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or a Subsidiary of such other Person; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  A Person shall be deemed to control another Person if the controlling Person owns, directly or indirectly, 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise.

“Aggregate Receivables Balance” means, as of any date of determination, the aggregate of the Receivable Balances of the Receivables that have been transferred to the Trust from time to time under the terms of the Transfer and Servicing Agreement and have become part of the Trust Assets.

“Aggregate Trigger Receivables Balance” means, as of any date of determination, the aggregate of the Trigger Receivable Balances of the Receivables that have been transferred to the Trust from time to time under the terms of the Transfer and Servicing Agreement and have become part of the Trust Assets.

“Aggregate Unadjusted Receivables Balance” means, as of any date of determination, the aggregate of the Unadjusted Receivable Balances of the Receivables that have been transferred to the Trust from time to time under the terms of the Transfer and Servicing Agreement and have become part of the Trust Assets.

“Allocation Percentage” means, for any Series, with respect to Receivable Payments, Miscellaneous Payments, Loss Amounts and Recoveries, the Fixed Allocation Percentage or the Floating Allocation Percentage, as applicable, used to calculate the amounts allocated to such Series with respect to such amounts on any date of determination.

“Amortization Event” shall mean, with respect to any Series, a Trust Amortization Event or a Series Amortization Event.

“Amortization Period” shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period during which Collections of Receivable Payments are distributed to Noteholders, which shall be the controlled amortization period, the rapid amortization period, the optional amortization period, the partial amortization period or other amortization period, in each case as defined with respect to such Series in the related Indenture Supplement.

“Applicants” shall have the meaning specified in Section 2.9 of the Indenture.

“Asset Base” shall mean, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Asset Base Deficiency” shall mean, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Authorized Officer” shall mean:

(a)           with respect to the Issuer, any officer of the Administrator, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and any officer of the Servicer who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Servicer to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter);

(b)           with respect to the Transferor, any officer of the Transferor who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter); and

(c)           with respect to the Servicer, any officer of the Servicer who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Servicer to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter).

“Available Funds” shall mean, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Back-Up Servicer” means, at any time, the Person then acting as “Back-Up Servicer” pursuant to a Back-Up Servicing Agreement, if any.

“Back-Up Servicer Fee” shall mean the fee agreed to between the Issuer, the Servicer and the Back-Up Servicer in connection with a Back-Up Servicing Agreement, which fee may be amended from time to time by the Issuer, the Servicer and the Back-Up Servicer.

“Back-Up Servicing Agreement” means a Back-Up Servicing Agreement, if any, among the Issuer, the Servicer, and a Person that has agreed to perform the back-up servicing duties specified therein for the benefit of the Issuer and the Noteholders, as amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. §§ 101 et seq.

“Beneficial Owner” shall mean, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or Foreign Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency or Foreign Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in accordance with the rules of such Clearing Agency or Foreign Clearing Agency).

“Benefit Plan” shall mean any one of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, (c) any entity whose underlying assets include plan assets by reason of such employee benefit plan’s or plan’s investment in such entity or (d) any governmental, church, non-U.S. or other plan subject to any federal, state, local or non-U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code.

“Book-Entry Notes” shall mean beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or Foreign Clearing Agency as described in Section 2.13 of the Indenture.

“Business Day” shall mean any day other than (a) a Saturday, a Sunday, or a legal holiday, (b) any other day on which national banking associations or state banking institutions in New York City, New York, Wilmington, Delaware, Chicago, Illinois, St. Paul, Minnesota, or any other state in which the principal executive offices of the Servicer, USCC, the Owner Trustee, or the corporate trust offices of the Indenture Trustee or Paying Agent, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Indenture Supplement.

“Change of Responsibility Receivable” shall mean a Transferred Receivable where, in accordance with the Credit and Collection Policies, the related Obligor requests that the responsibility for payment obligations under the related Contract be transferred to a new transferee Obligor (which new Obligor may have a different credit profile than the transferring Obligor and will be evaluated by the Servicer at such time in accordance with the Credit and Collection Policies), and such change in responsibility request is accepted by the Servicer or any of its Affiliates without payment in full of all amounts owing under the related Contract.

“Class” shall mean, with respect to any Series, any one of the classes of Notes of that Series.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and serving as clearing agency for a Series or Class of Book-Entry Notes.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream” shall mean Clearstream Banking Luxembourg, a professional depository incorporated under the laws of Luxembourg, and its successors.

“Closing Date” shall mean, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Code” shall mean the Internal Revenue Code of 1986 and, unless otherwise specified herein, shall include all amendments, modifications and supplements thereto from time to time.

“Collateral” shall have the meaning specified in the Granting Clause of the Indenture.

“Collection Account” shall have the meaning specified in Section 8.3 of the Indenture.

“Collection Period” shall mean, with respect to each Payment Date and the related Determination Date, unless otherwise provided in an Indenture Supplement, the calendar month immediately preceding the month in which such Payment Date occurs.

“Collections” shall mean, with respect to any Receivable, any payments (or equivalent) made by or on behalf of the related Obligor with respect to such Receivable, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Contract in effect from time to time and all other amounts specified by the Transfer and Servicing Agreement, the Indenture or any Indenture Supplement as constituting Collections, and any other cash proceeds of such Receivable, including Recoveries and cash proceeds of Related Rights with respect to such Receivable, and Repurchase Amounts paid by the Transferor.

“Collections Shortfalls” with respect to a Series shall have the meaning specified in the Indenture Supplement with respect to such Series.

“Commission” shall mean the Securities and Exchange Commission and its successors in interest.

“Contract” shall mean, with respect to a Receivable, the retail installment contract, credit sale contract, retail installment obligation, or retail installment sale agreement or any other agreement between an Originator and an Obligor pursuant to or under which such Obligor shall be obligated to pay for a wireless communication device sold by such Originator, along with the agreements between the Originator or an Affiliate of such Originator and the related Obligor governing the terms and conditions of such contract, as such agreements or statements may be amended, modified or otherwise changed from time to time.

“Contract Additions Report” shall mean, with respect to each Addition Date, the applicable schedule listing each Additional Receivable (or with respect to the Initial Addition Date, the Initial Receivables) (a) sold to the Transferor by the Seller under the Receivables Purchase Agreement and (b) transferred to the Trust by the Transferor under the Transfer and Servicing Agreement, on the Addition Date on which such file is delivered in accordance with the terms of the Receivables Purchase Agreement and Transfer and Servicing Agreement, respectively, and incorporated by reference into the Indenture, which schedules shall be authenticated (within the meaning of the UCC) by the Transferor and shall constitute a security agreement.  A form of the Contract Additions Report is attached as an exhibit to each of the Receivables Purchase Agreement and the Transfer and Servicing Agreement.

“Corporate Trust Office” means (a) for securities transfer purposes and for purposes of presentment and surrender of any Notes for final distribution thereon, U.S. Bank National Association, at 111 Fillmore Ave, St. Paul, MN 55107, Attention: USCC Master Note Trust/Bondholder Services and (b) for all other purposes, the office of the Indenture Trustee at 190 South LaSalle St, 7th Floor, MK-IL-SL7, Chicago, IL 60603, Attention: : Global Structured Finance-USCC Master Note Trust, or at such other location at which at any particular time its corporate trust business shall be administered, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Transferor), and (c) when used in respect of the Owner Trustee, means the corporate trust office of the Owner Trustee in the State of Delaware, which office initially shall be located at Wilmington Trust, National Association, at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Capital Markets, or such other office at such other address in the State of Delaware as the Owner Trustee may designate from time to time by written notice to the Servicer, the Indenture Trustee.

“Credit and Collection Policies” shall mean, with respect to the Receivables and Related Rights, those policies and procedures of USCC Services (or one of its Affiliates) relating to the operation of its retail equipment installment plan sales contract financing business, including the established policies and procedures for determining the creditworthiness of sales contract customers, and relating to the origination, underwriting, servicing, administration, and maintenance of and collection of retail equipment installment plan sales contract receivables, as such policies and procedures may be amended, modified, or otherwise changed from time to time subject to Section 6.02 of the Transfer and Servicing Agreement and subject to any Indenture Supplement or Note Purchase Agreement relating to any Series.  If a Back Up Servicer is appointed as Successor Servicer, “Credit and Collection Policies” shall mean the customary and usual servicing, administration and collection practices and procedures used by servicing companies of comparable size and experience to the Back-Up Servicer for servicing receivables comparable to the Receivables which the Back-Up Servicer services for its own account or in the capacity as a back-up servicer.

“Custodial Locations” shall mean, with respect to the Custody Files, the following locations:

(a)           USCC, 5117 West Terrace Drive, Madison WI 53707; and

(b)           Access Information Management, 3700 Commerce Drive, Madison, WI 53719.

“Custodian” shall mean USCC Services, LLC, in its capacity as custodian under the Transfer and Servicing Agreement.

“Custody Files” shall mean an electronic or tangible record relating to the Contracts relating to the Receivables, all right title and interest in which has been conveyed from time to time by the applicable Originator to the Seller pursuant to the Receivables Sale

Agreement, and then sold by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, and subsequently transferred, assigned, set over and conveyed by the Transferor to the Trust pursuant to the Transfer and Servicing Agreement, and pledged by the Trust to the Indenture Trustee pursuant to the Indenture.

“Date of Processing” shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction or receipt of Collections is first recorded on the Servicer’s computer systems, which recording or processing shall not be delayed as a result of negligence or intentional delay on the part of the Servicer; provided, that with respect to any Collections received on an Additional Receivable during the period from the applicable Addition Cut-Off Date to the applicable Addition Date, the Date of Processing solely with respect to Collections during this period shall mean the applicable Addition Date for such Receivable.

“DBRS” shall mean DBRS, Inc., and its successors.

“Defaulted Receivable” shall mean, as of any date of determination, any Receivable (without duplication) which (a) is sixty-one (61) days or more past due, (b) has been charged off as uncollectible in accordance with the Credit and Collection Policies, or (c) has been identified as fraudulent and has not been otherwise written-off or adjusted as of such date.

“Default” shall mean any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Definitive Notes” shall mean Notes in definitive, fully registered form.

“Delinquent Receivables” shall mean, as of any determination date, the aggregate amount of Receivables that are thirty-one (31) days or more past due, but less than sixty (60) days past due, after its original Due Date, as of the last day of the related Collection Period.

“Deposit Date” shall mean each day on which the Servicer deposits Collections in the Collection Account.

“Determination Date” shall mean, unless otherwise specified in the Indenture Supplement for a particular Series, the fifth Business Day preceding the Payment Date.

“Dilutions” means, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Receivable Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed goods or any credit, rebate, sales allowance, discount or other adjustment or setoff.

“Dollars”, “$” or “U.S. $” shall mean United States dollars.

“DTC” shall mean The Depository Trust Company.

“Due Date” means, with respect to any Receivable, any date on which such Receivable becomes due and payable pursuant to the corresponding Invoice.

“Eligible Institution” shall mean the Indenture Trustee or any depository institution (which may be the Owner Trustee) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times (a) is a member of the FDIC and (b) has (i) a long-term unsecured debt rating in the highest rating category of S&P, Moody’s and, if rated by Fitch, of Fitch or (ii) a short-term rating of A-1+ for purposes of S&P, or in the highest rating category of Moody’s, and if rated by Fitch, of Fitch.

“Eligible Investments” shall mean instruments, investment property or other property with respect to any of the following:

(a)                                 direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

(b)                                 demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Issuer’s investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of S&P, Moody’s and, if rated by Fitch, of Fitch;

(c)                                  commercial paper (having original or remaining maturities of no more than thirty (30) days) having, at the time of the Issuer’s investment or contractual commitment to invest therein, a rating in the highest rating category of S&P, Moody’s and, if rated by Fitch, of Fitch;

(d)                                 demand deposits, time deposits and certificates of deposit which are insured by the FDIC to the maximum allowable amount having, at the time of the Issuer’s investment therein, a rating in the highest rating category of S&P, Moody’s and, if rated by Fitch, of Fitch;

(e)                                  bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above; or

(f)                                   money market funds having, at the time of the Issuer’s investment therein, a rating in the highest rating category of S&P, Moody’s and, if rated by Fitch, of Fitch.

“Eligible Receivable” shall mean any Receivable, which (i) in the case of the Initial Receivables, as of the Initial Addition Date, and, (ii) in the case of any Additional Receivable, as of the applicable Addition Date, meets the following criteria:

(a)                                 it is in existence and maintained by the applicable Originator or the Seller;

(b)                                 it is payable in United States dollars;

(c)                                  it has an obligor who has provided, as his or her most recent billing address, an address located in the United States or a military address and is not identified by the applicable Originator or the Seller in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding;

(d)                                 it is not a Defaulted Receivable or Delinquent Receivable;

(e)                                  it has not been identified by the applicable Originator or the Seller or the relevant obligor as having been incurred as a result of fraudulent use;

(f)                                   it does not give rise to any claim against any government agency, including, without limitation, the United States or any state thereof, or any agency, instrumentality, or department thereof;

(g)                                  it has an original term of no more than thirty (30) months;

(h)                                 the sale, assignment or transfer of such Receivable by the applicable Originator or the Seller does not require any consent or approval by the related Obligor and does not contain a confidentiality provision that restricts or purports to restrict the exercise of rights under the Contract by the holder of such Contract;

(i)                                     it has an Obligor who is not an Affiliate of the applicable Originator or the Seller;

(j)                                    it has an Obligor that is an existing customer of the applicable Originator, the Seller or the Servicer in good standing;

(k)                                 it has an Obligor that has made the first Scheduled Payment with respect to the related Contract;

(l)                                     it has a Contract that relates to an agreement for service provided by an Affiliate of the Servicer, which requires the Obligor to maintain service with an Affiliate of the Servicer (a breach of which accelerates amounts due under the Contract), and which contains cross-default provisions with the related service agreement;

(m)                             it was created in compliance in all material respects with the Servicer’s underwriting criteria and the Credit and Collection Policies and all Requirements of Law applicable to the applicable Originator and pursuant to a Contract which complies with all Requirements of Law applicable to the applicable Originator;

(n)                                 with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the applicable Originator or the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the applicable Originator or the Seller of its obligations, if any, under the related Contract have been duly obtained, effected or given and are in full force and effect;

(o)                                 (i) at the time of sale of such Receivable to the Seller, the applicable Originator has good and marketable title thereto and which itself is free and clear of all liens, and (ii) at the time of sale of such Receivable to the Transferor, the Seller has good and marketable title thereto and which itself is free and clear of all liens;

(p)                                 it has been the subject of a valid sale and assignment from (i) the applicable Originator to the Seller of all of such Originator’s right, title and interest therein, (ii) the Seller to the Transferor of all of the Seller’s right, title and interest therein and (iii) the Transferor to the Issuer of all of the Transferor’s right, title and interest therein;

(q)                                 it is the legal, valid and binding payment obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(r)                                    it constitutes an “account,” “general intangible,” “payment intangible,” or “chattel paper” as defined in Article 9 of the UCC as then in effect in the State of Delaware and the State of New York;

(s)                                   at the time of its sale to the Transferor it has not been waived or modified except as permitted in accordance with the Credit and Collection Policies and which waiver or modification is reflected in the applicable Originator’s and the Seller’s computer file of retail installment sales contracts at the time of its sale to the Transferor;

(t)                                    at the time of its sale to the Transferor, it is not subject to any right of rescission, setoff, counterclaim or any other defense (including the defenses arising out of violations of usury laws), other than defenses arising out of applicable Insolvency Laws or other similar laws affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(u)                                 (i) as to which, at the time of its sale to the Seller, the applicable Originator has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Seller therein, and (ii) as to which, at the time of its sale to the Transferor, the Seller has not taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Transferor therein;

(v)                                 as to which, (i) at the time of its sale to the Seller, the applicable Originator has satisfied and fully performed all of its obligations under the related Contract, and (ii) at the time of its sale to the Transferor, the Seller has satisfied and fully performed all of its obligations under the related Contract (if any);

(w)                               it (i) was originated in the ordinary course of business from the sale of a device, and (ii) satisfies all of the requirements of the Credit and Collection Policies; and

(x)                                 it (i) relates solely to the purchase of a device, (ii) does not have an outstanding balance exceeding $1,250, and (iii) which has not been extended, rewritten, or otherwise modified from the original terms except in accordance with the Transaction Documents.

“Eligible Servicer” shall mean the Back-Up Servicer, if applicable, pursuant to a Back-Up Servicing Agreement, or an entity which, at the time of its appointment as Servicer, (a) is legally qualified and has the capacity to service the Receivables, (b) has demonstrated the ability to service professionally and competently a portfolio of similar receivables in accordance with market standards of skill and care, (c) is qualified to use the software that is then being used to service the Receivables or obtains the right to use or has its own software which is adequate to perform its duties under the Transfer and Servicing Agreement, and (d)(i) with respect to an entity that is not an Affiliate of USCC or USCC Services, has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter, and (ii) with respect to an entity that is an Affiliate of USCC or USCC Services, whose servicing activities as Servicer under the Transaction Documents are guaranteed by the Performance Guarantor under the Performance Guaranty.

“Enhancement Agreement” shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

“Equity Certificate” shall have the meaning specified in the Trust Agreement.

“Equity Certificateholder” shall have the meaning specified in the Trust Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System or its successor as operator of such system or any system that is a successor to such system.

“Event of Default” shall mean, with respect to a Series, each Trust Event of Default and each Series Event of Default.

“Excess Funding Account” shall have the meaning specified in Section 4.01(a) of the Transfer and Servicing Agreement.

“Excess Purchase Price” shall have the meaning specified in Section 3.01(a) of the Receivables Purchase Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Facility Limit” shall have, with respect to any Series, the meaning specified in the related Indenture Supplement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof, (or any amended or successor provisions), any current or future regulations or official interpretations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Information” shall have the meaning specified in Section 3.3(g) of the Indenture.

“FATCA Withholding Tax” means any withholding or deduction imposed under FATCA.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor.

“Fitch” shall mean Fitch Inc., and its successors.

“Fixed Allocation Percentage” shall mean, for any Series, with respect to any day during a Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the Invested Amount for such Series as of the close of business on the day on which the Revolving Period shall have terminated, and (b) the denominator of which is the Adjusted Pool Principal Balance.

“Floating Allocation Percentage” shall mean, for any Series, with respect to any day during a Collection Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, (a) the numerator of which is the average daily Invested Amount for such Series during such Collection Period (or with respect to the first Collection Period, the period from the Closing Date for such Series to the end of the first Collection Period) and (b) the denominator of which is the Adjusted Pool Principal Balance.

“Force Majeure Event” shall have the meaning specified in Section 7.01 of the Transfer and Servicing Agreement.

“Foreclosure Remedy” shall mean the remedy described in Section 5.5(a)(v) of the Indenture.

“Foreign Clearing Agency” shall mean Clearstream and the Euroclear Operator (or their successors).

“GAAP” shall mean generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied.

“Global Note” shall have the meaning specified in Section 2.16 of the Indenture.

“Governmental Authority” shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” means to grant, mortgage, pledge, bargain, warrant, alienate, remise, demise, release, convey, assign, transfer, create, and grant a lien upon and/or a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture.  A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Group” shall mean, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series to be included as a Sharing Series.

“Indenture” shall mean the Master Indenture, dated as of December 20, 2017, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Indenture Supplement” shall mean, with respect to any Series, a supplement to the Indenture, executed and delivered in connection with the original issuance of the Notes of such Series pursuant to Section 10.1(a) of the Indenture, and an amendment to the Indenture executed pursuant to Sections 10.1 or 10.2 of the Indenture, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee” shall mean U.S. Bank National Association, a national banking association, in its capacity as trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Indenture Trustee Fees” shall mean the fees payable to the Indenture Trustee on an annual basis which shall be equal to $10,000 per annum, payable annually in advance on the Payment Date occurring in January of each year, commencing January 2019, plus the sum of each Indenture Trustee Series Fee set forth in each Indenture Supplement, if applicable.

“Indenture Trustee Series Fee” means the annual fee payable to the Indenture Trustee with respect to each series of Notes issued pursuant to an Indenture Supplement as set forth in the related Indenture Supplement.

“Independent” shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 12.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and reasonably acceptable to the Indenture Trustee, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

“Independent Director” shall mean a member of the board of directors or managers of the Transferor who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director or manager of the Transferor, (A) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the Independent Parties, (B) a supplier to any of the Independent Parties (provided that a provider of registered agent for process services shall not be deemed a supplier), (C) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties (provided that a provider of registered agent for process services shall not be deemed a supplier), or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties (provided that a provider of registered agent for process services shall not be deemed a supplier); (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided, however, that the foregoing shall not prohibit (x) a Person from serving as an Independent Director of the Seller who acts as an “Independent Director” or “Independent Member” or in a similar capacity for an Affiliate of the Seller which is organized as a bankruptcy remote, special purpose entity, or (y) a director, officer, employee, partner, shareholder, member, manager or Affiliate of the Owner Trustee or of an Affiliate of the Owner Trustee from serving as an Independent Director.

“Independent Parties” shall mean, collectively, the Transferor, USCC, the Servicer or any of their respective Subsidiaries or Affiliates (other than the Transferor).

“Indirect Participant” shall mean other Persons such as securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a participant of DTC, either directly or indirectly.

“Ineligible Receivables” shall have the meaning specified in Section 2.05(a) of the Transfer and Servicing Agreement.

“Initial Addition Date” shall have the meaning specified in the Receivables Purchase Agreement.

“Initial Addition Notice” shall have the meaning specified in the Receivables Purchase Agreement.

“Initial Closing Date” shall mean December 20, 2017.

“Initial Cut-Off Date” shall have the meaning specified in the Receivables Purchase Agreement.

“Initial Receivables” means the Receivables transferred by the Seller to the Transferor on the Initial Addition Date pursuant to the Receivables Purchase Agreement.

“Insolvency Event” shall mean, with respect to any Person:

(a)                                 such Person shall file a petition commencing a voluntary case under any chapter of the federal bankruptcy laws; or such Person shall file a petition or answer or consent seeking reorganization, arrangement, adjustment, or composition under any other similar Insolvency Law, or shall consent to the filing of any such petition, answer, or consent; or such Person shall appoint, or consent to the appointment of, a custodian, receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of it or of any substantial part of its property, including in the case of the Trust the Trust Assets; such Person shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

(b)                                 the commencement by a court having jurisdiction in the premises of an action seeking:  (i) a decree or order for relief in respect of such Person in a case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, (ii) the appointment of a custodian, receiver, liquidator, conservator, assignee, trustee, sequestrator, or other similar official of such Person or (iii) the winding up or liquidation of the affairs of such Person, and notwithstanding the objection by such Person, any such action shall have remained undischarged or unstayed for a period of sixty (60) consecutive days or any order or decree providing the sought after relief, remedy or other action shall have been entered.

“Insolvency Law” shall mean (a) the Bankruptcy Code and any other applicable federal or state liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally.

“Interested Parties” shall have the meaning given to such term in Section 8.03(a) of the Transfer and Servicing Agreement.

“Invested Amount” shall mean, with respect to any Series and for any date, the amount specified in the related Indenture Supplement.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investor Percentage” shall have, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Invoice” means, with respect to any Receivable, the monthly bill related to such Receivable issued by or on behalf of the Servicer to the related Obligor.

“Issuer” shall mean USCC Master Note Trust, a Delaware statutory trust.

“Issuer Order” and “Issuer Request” shall mean a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Lien” shall mean any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing.

“Loss Amount” shall mean, for any period, the aggregate outstanding Receivable Balances of all Receivables which became Defaulted Receivables during such period (but not Ineligible Receivables repurchased under Section 2.05 of the Transfer and Servicing Agreement).

“Minimum Transferor Amount” shall mean, with respect to any date of determination, the product of the Minimum Transferor Percentage and the Aggregate Unadjusted Receivables Balance.

“Minimum Transferor Percentage” shall mean 8.0% or such other percentage mandated by Requirements of Law or such greater percentage designated from time to time by the Transferor.  The Transferor shall provide the Issuer, the Servicer, and the Indenture Trustee with prompt written notice of the designation of a new percentage for the “Minimum Transferor Percentage.”

“Miscellaneous Payments” shall mean, with respect to any Determination Date, the sum of Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on such Allocation Date.

“Monthly Report” shall have the meaning specified in Section 3.04 of the Transfer and Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc., or its successor.

“New Issuance” shall have the meaning specified in Section 2.12(a) of the Indenture.

“Note Interest Rate” shall mean, as of any particular date of determination and with respect to any Series or Class, the interest rate as of such date specified therefor in the related Indenture Supplement.

“Note Owner” shall mean, with respect to a Book-Entry Note, the Person who is the owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

“Note Principal Balance” shall have, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Note Purchase Agreement” shall have, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Note Register” shall have the meaning specified in Section 2.5 of the Indenture.

“Noteholder” or “Holder” shall mean the Person in whose name a Note is registered on the Note Register and, if applicable, the holder of any Global Note, or such other Person deemed to be a “Noteholder” or “Holder” in any related Indenture Supplement.

“Noteholder Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code).

“Notes” shall mean all Series of Notes issued by the Issuer pursuant to the Indenture and the applicable Indenture Supplement.

“Obligor” shall mean, with respect to any Receivable and the related Contract, the Person or Persons party to the Contract who is (are) obligated to make payments with respect to such Receivable.

“Officer’s Certificate” shall mean a certificate signed by any Authorized Officer of the Person delivering such certificate.

“Opinion of Counsel” shall mean a written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Transferor, the Servicer or the Seller.  In addition, for purposes of the Indenture: (a) the opinion shall be addressed to the Indenture Trustee as Indenture Trustee and (b) the opinion shall comply with any applicable requirements of Section 12.1(a) of the Indenture and shall be in form and substance reasonably satisfactory to the Indenture Trustee.

“Originator” or “Originators” shall have the meaning specified in the preamble to the Receivables Sale Agreement.

“Outstanding” shall mean, as of the date of determination, all Notes theretofore issued under the Indenture except:

(a)                                 Notes theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

(b)                                 Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee);

(c)                                  Notes deemed to be satisfied and discharged pursuant to Section 4.1 of the Indenture; and

(d)                                 Notes in exchange for or in lieu of other Notes which have been issued pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or any Affiliate of any of the foregoing Persons. In making any such determination, the Indenture Trustee may rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Outstanding Amount” means the aggregate principal amount of all Notes Outstanding at the date of determination.

“Owner Trustee” shall mean Wilmington Trust, National Association, not in its individual capacity, but solely in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Owner Trustee Fees” shall mean the fees payable to the Owner Trustee on an annual basis which shall be equal to $5,000 per annum, payable annually in advance on the Payment Date occurring in January of each year, commencing January 2019.

“Paying Agent” shall mean any paying agent appointed pursuant to Section 2.8 of the Indenture that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and shall initially be the Indenture Trustee; provided, that if the Indenture Supplement for a Series so provides, a different or additional Paying Agent may be appointed with respect to such Series.

“Payment Date” shall mean the fifteenth (15th) day of each month or, if such day is not a Business Day, the next succeeding Business Day.

“Performance Guarantor” means, initially, USCC, and at any other time, the Person acting as guarantor pursuant to a Performance Guaranty, if any.

“Performance Guaranty” means the Performance Guaranty and Parent Undertaking Agreement, dated December 20, 2017, provided by the Performance Guarantor to the Indenture Trustee for the benefit of the guaranteed parties named therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Periodic Remittance Condition” shall have the meaning specified in Section 4.02(b) of the Transfer and Servicing Agreement.

“Permitted Assignee” shall mean any Person who, if it were to purchase Receivables (or interests therein) in connection with a sale hereunder, would not cause the Issuer to be taxable as a publicly traded partnership for U.S. federal income tax purposes.

“Person” shall mean any person or entity, including any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental entity or other entity of any nature.

“Plan” shall mean any one of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code or (c) any entity whose underlying assets include plan assets by reason of such employee benefit plan’s or plan’s investment in such entity.

“Plan Fiduciary” shall have the meaning specified in Section 2.17(b)(ii) of the Indenture.

“Potential Amortization Event” shall mean any event, condition or circumstance that, with the giving of notice or lapse of time, or both, would constitute an Amortization Event.

“Potential Servicer Default” shall mean any event, condition or circumstance that, with the giving of notice or lapse of time, or both, would constitute a Servicer Default.

“Principal Terms” shall mean, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and the Investor Percentage; (c) the Note Interest Rate for each Class of Notes of such Series (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the Payment Date; (f) the method for allocating Collections to Noteholders; (g) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (h) the Servicing Fee; (i) if applicable, the issuer and terms of any form of Series Enhancements with respect thereto; (j) the terms on which the Notes of such Series may be exchanged for Notes of another Series, purchased by the Transferor or remarketed to other investors; (k) any optional or mandatory Redemption Date or Redemption Dates and the Stated Maturity Date; (l) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (m) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (n) the priority of such Series with respect to any other Series; (o) whether such Series is a Sharing Series and, if so, in which Group it belongs, (p) the Series Discount Percentage for such Series; (q) the Facility Limit for such Series; (r) designation of certain periods, including, but not limited to, the Accumulation Period and the Amortization Period; (s) the Back-Up Servicer Fee, if any; and (t) any other terms of such Series.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Purchase Price” shall have the meaning specified in Section 3.01(a) of the Receivables Purchase Agreement (when used with respect to the Receivables Purchase Agreement), and shall have the meaning specified in Section 2.01(b) of the Transfer and Servicing Agreement for all other purposes.

“Purchase Price Payment Date” shall have the meaning specified in Section 3.01(a) of the Receivables Purchase Agreement.

“Qualified Account” shall mean a depositary account which is either (i) a segregated trust account with the trust department of a depository institution organized under the laws of the United States of America or any State thereof or the District of Columbia (or any domestic branch of a foreign bank), having a long-term deposit rating of at least A2 by Moody’s, having trust powers and acting as trustee for funds deposited in such account or (ii) a segregated account with a depository institution organized under the laws of the United States of America or any State thereof (or any United States branch of a foreign bank) the long-term deposit obligations of which are rated Aa3 or higher by Moody’s or the short-term debt obligations of which are rated at least “A-1” by S&P and “P-1” by Moody’s.

“Rating Agency” shall have, with respect to each Series, the meaning specified in the related Indenture Supplement.

“Rating Agency Condition” shall mean, with respect to (i)(A) the issuance of an additional Series, (B) any Change of Control of the Performance Guarantor or (C) any other action specified in any Transaction Document which requires the affirmative approval or consent of each Rating Agency, the confirmation issued in writing by each Rating Agency that has issued an outstanding rating with respect to any Series or Class then Outstanding that the rating(s) on such existing Series will not be downgraded or withdrawn as the result of the issuance of such additional Series, the occurrence of such change of control, or other action, and (ii) with respect to any other action, means that each Rating Agency that has issued an outstanding rating with respect to any Series or class then Outstanding shall have been given ten (10) Business Days’ (or such shorter period as is practicable or acceptable to each Rating Agency) prior notice thereof and within ten (10) Business Days of each Rating Agency’s receipt of such notice such Rating Agency shall not have notified the Indenture Trustee or the Issuer in writing that such action will result in a downgrade, qualification or withdrawal of any such outstanding rating; provided, however, that if any such Series or Class has not been rated, the Rating Agency Condition with respect to any such action shall either be defined in the related Indenture Supplement or shall not apply.

“Receivable” means any indebtedness, payment obligation or other amounts payable by an Obligor from time to time in connection with a Contract, including amounts payable for Scheduled Payments, whether constituting an account, chattel paper, instrument, payment intangible or general intangible arising out of or in connection with the sale of new or used retail equipment installment plan sales contracts, which is sold from time to time by the applicable Originator to the Seller pursuant to the Receivables Sale Agreement, and subsequently sold from time to time by the Seller to the Transferor pursuant to the Receivables Purchase Agreement, and subsequently transferred from time to time by the Transferor to the Trust under the Transfer and Servicing Agreement, and in each case identified on the applicable Contract Additions Report and each updated Receivables Schedule delivered pursuant to the Transaction Documents.

“Receivable Balance” means, with respect to any Receivable, as of any date of determination the sum of the unpaid Scheduled Payments thereon; provided, that in the case of Receivables relating to Obligors and related devices that are eligible for a device upgrade pursuant to the terms of the related Contract, the Receivable Balance shall mean only the amount of the unpaid Scheduled Payments owing by such Obligor prior to the date on which the Contract becomes eligible for an upgrade; provided further, that the Receivable Balance of any Receivable may not exceed the outstanding principal amount, if any, owing by the related Obligor, and provided further, that the Receivable Balance of (i) a Defaulted Receivable or (ii) any Receivable which has been identified as an Ineligible Receivable but not yet reassigned by the Issuer to the Transferor pursuant to Section 2.05 of the Transfer and Servicing Agreement, shall be zero.

“Receivable Payments” means, with respect to any Receivable, all Collections with respect to such Receivable other than Recoveries.

“Receivables Purchase Agreement” shall mean that certain Receivables Purchase Agreement, dated as of the Initial Closing Date, by and between the Seller, as seller, and the Transferor, as purchaser, as the same may be amended, supplemented or otherwise modified from time to time.

“Receivables Sale Agreement” shall have the meaning specified in the recitals of the Receivables Purchase Agreement.

“Receivables Schedule” shall mean the computer file identifying each Receivable sold on the Initial Addition Date, and each Additional Receivable sold on each Addition Date, by the Seller to the Transferor under the Receivables Purchase Agreement, and immediately thereafter transferred by the Transferor to the Trust pursuant to the Transfer and Servicing Agreement on the Initial Addition Date and on each Addition Date, as applicable, as such file and schedule will be updated and supplemented from time to time, and incorporated by reference into the Receivables Purchase Agreement, the Transfer and Servicing Agreement and the Indenture.

“Record Date” shall mean, with respect to any Payment Date, the last day of the calendar month immediately preceding such Payment Date unless otherwise specified for a Series in the related Indenture Supplement.

“Recoveries” shall mean, for any period, Collections on Defaulted Receivables during such period (but not Ineligible Receivables repurchased under Section 2.05 of the Transfer and Servicing Agreement).

“Redemption Date” shall mean, with respect to any Series, the date or dates specified in the related Indenture Supplement.

“Registered Noteholder” shall mean the Noteholder of a Registered Note.

“Registered Notes” shall have the meaning specified in Section 2.1 of the Indenture.

“Registrar” shall have the meaning specified in Section 2.5 of the Indenture.

“Regulation AB” shall mean Subpart 229.1100 — Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means Regulation RR (Credit Risk Retention) promulgated by the Commission to implement the credit risk retention requirements of Section 15G of the Exchange Act.

“Related Rights” shall mean, with respect to any Receivable, all of the Seller’s, the Transferor’s and the Issuer’s respective right, title and interest in, to and under:

(a)                                 the related Contract (but not the Seller’s or the applicable Originator’s obligations, if any, under such Contract), all property (other than, in each case, any wireless device or Surrendered Device and any insurance contract related thereto), security interests, hypothecations, reservations of ownership, liens or other adverse claims and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract pursuant to which such Receivable was originated, together with all financing statements, registrations, hypothecations, charges or other similar filings or instruments against an Obligor and all security agreements describing any collateral securing such Receivable, if any;

(b)                                 all guarantees, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(c)                                  all Collections with respect to such Receivable;

(d)                                 all rights under the related Contract and related assignment as they relate to such Receivable;

(e)                                  all of the Seller’s and the Transferor’s, as applicable, right, title and interest in, to and under the Receivables Sale Agreement, the Receivables Purchase Agreement and the Transfer and Servicing Agreement, respectively, including, without limitation, all amounts due or to become due to the Seller from the applicable Originator under the Receivables Sale Agreement, or due or to become due to the Transferor from the Seller under the Receivables Purchase Agreement, or due or to become due to the Issuer from the Transferor under the Transfer and Servicing Agreement, as applicable, and all rights, remedies, powers, privileges and claims of (1) the Seller against any Originator under the Receivables Sale Agreement, (2) the Transferor against the Seller under the Receivables Purchase Agreement and (3) the Issuer against the Transferor under the Transfer and Servicing Agreement (in each case, whether arising pursuant to the terms of the Receivables Sale Agreement, the Receivables Purchase Agreement or the Transfer and Servicing Agreement, as applicable, or otherwise available to the Seller, the Transferor or the Issuer at law or in equity); and

(f)                                   all proceeds of the foregoing, including, without limitation, all related amounts on deposit in the Collection Account.

“Replacement Receivable” means any Receivable transferred by the Transferor to the Trust on an Addition Date pursuant to Section 2.09(a) of the Transfer and Servicing Agreement.

“Repurchase Amount” shall mean, with respect to any Receivable reassigned or repurchased pursuant to Section 7.01 of the Receivables Purchase Agreement or Section 2.05 of the Transfer and Servicing Agreement, the principal balance of such Receivable as of the close of business on the last day of the immediately preceding Collection Period.

“Repurchase Rules and Regulations” shall have the meaning specified in Section 6.11 of the Transfer and Servicing Agreement.

“Required Deposit Amount” shall mean, for each Series of Notes, an amount equal to the lesser of: (a) the amount of Collections allocated to such Series under the terms of the relevant Indenture Supplement, and (b) the sum of (i) all amounts payable to the Noteholders, (ii) fees, indemnities and expenses payable under the Indenture or the related Indenture Supplement, and (iii) deposits required to be made from time to time into the Trust Accounts (other than the Collection Account) pursuant to such Indenture Supplement.

“Required Seller’s Interest” means, as of any date of determination, the product of (i) 5% and (ii) the aggregate of the principal balances of all outstanding Notes other than Risk Retention Retained Notes as of such date of determination.

“Requirements of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including usury laws and the federal Truth in Lending Act).

“Requisite Global Majority” shall mean Noteholders for each Series holding more than 50% of the outstanding principal of Notes for such Series.

“Reserve Account” means any reserve account established pursuant to the terms of the Indenture and a related Indenture Supplement.

“Responsible Officer” shall mean, (i) when used with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee including any director, vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Owner Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer’s knowledge of and familiarity with the particular subject and in all cases having direct responsibility for the administration of the Trust Agreement, and (ii) when used with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee including any vice president, assistant vice president, trust officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer’s knowledge of and familiarity with the particular subject and in all cases having direct responsibility for the administration of this Indenture.

“Revolving Period” shall have, with respect to each Series, the meaning specified in the related Indenture Supplement.

“Risk Retention Retained Note” means any Note that is retained by USCC, as sponsor, or a Wholly-owned Affiliate thereof upon initial issuance thereof and at all times thereafter; provided that no Note shall be a Risk Retention Retained Note unless such Note has been designated as a Risk Retention Retained Note pursuant to the related Indenture Supplement.

“RR Measurement Date” shall have the meaning specified in Section 4.04 of the Transfer and Servicing Agreement.

“S&P” or “Standard & Poor’s” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and its successors.

“Scheduled Payment” on a Receivable shall mean the scheduled periodic payment of principal and, if applicable, interest, required to be made by the Obligor.

“Secured Obligations” shall have the meaning specified in the Granting Clause of the Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Intermediary” shall mean, initially, the Indenture Trustee, and thereafter upon any resignation, removal or replacement of the Indenture Trustee, shall mean the successor Indenture Trustee (which successor is required to meet the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture).

“Seller” shall mean USCC EIP LLC, a Delaware limited liability company, and any successor identified as seller under the Receivables Purchase Agreement.

“Seller’s Interest” means, as of any date of determination, the result of (a) the Aggregate Unadjusted Receivables Balance as of such date of determination, minus (b) the aggregate Outstanding Amount of Notes as of such date of determination.

“Series” shall mean any series of Notes issued pursuant to the Indenture and the related Indenture Supplement.

“Series Account” shall mean any deposit, trust, securities escrow or similar account maintained for the benefit of the Noteholders of any Series or Class, as specified in any Indenture Supplement.

“Series Amortization Event” shall have, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Series Discount Percentages” shall have, with respect to a Series, the meaning specified in the related Indenture Supplement.

“Series Enhancement” shall mean the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any subordination, collateral interest, insurance policy, cash collateral guaranty or account, interest rate swap agreement, interest rate cap agreement, letter of credit, surety bond, spread account, reserve account, guaranteed rate agreement, interest rate floor agreement, maturity liquidity facility, tax protection agreement, cross currency swap agreement or other derivative agreement or other similar arrangement.  Series Enhancement will also refer to any agreements, instruments or documents governing the terms of the enhancements mentioned in the previous sentence or under which they are issued, where the context makes sense.  The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

“Series Enhancer” shall mean the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) the Noteholders of any Series or Class which is subordinated to another Series or Class.

“Series Event of Default” shall have, with respect to any Series, the meaning specified in the related Indenture Supplement.

“Series Issuance Date” shall mean, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.12 of the Indenture and the related Indenture Supplement.

“Servicer” shall mean USCC Services, in its capacity as Servicer pursuant to the Transfer and Servicing Agreement, and, following any transfer of servicing activities pursuant to the Transfer and Servicing Agreement, the Successor Servicer (which may be the Back-Up Servicer, if any).

“Servicer Default” shall have the meaning specified in Section 7.01 of the Transfer and Servicing Agreement.

“Servicer Trust Receipt” shall have the meaning specified in Section 8.05 of the Transfer and Servicing Agreement.

“Servicing Fee” shall have the meaning specified in Section 3.02 of the Transfer and Servicing Agreement.

“Servicing Fee Rate” shall be the rate set forth in the applicable Indenture Supplement.

“Servicing Officer” means any officer of the Servicer involved in, or responsible for, the administration and servicing of Receivables.

“Servicing Transfer” shall have the meaning specified in Section 7.01 of the Transfer and Servicing Agreement.

“Shared Collections” means with respect to a Series, shall have the meaning set forth in the relevant Indenture Supplement.

“Sharing Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Shared Collections, as more specifically set forth in such Indenture Supplement.

“Stated Maturity Date” shall mean, with respect to any Series, the final maturity date for such Series specified in the related Indenture Supplement.

“Subsidiary” means, as to any Person, any other Person that is controlled, directly or indirectly by such Person; and for purposes of this definition, the term “control” means: (a) the direct or indirect ownership of a majority of the Voting Shares of such Person, (b) having the right to appoint a majority of the board of directors or supervisory board or like board or body, or (c) having the power to direct the management and policies of such Person, whether through the ownership of such Voting Shares, by contract or otherwise.

“Successor Servicer” shall have the meaning specified in Section 7.02(a) of the Transfer and Servicing Agreement.

“Surrendered Device” shall have the meaning specified in the Receivables Sale Agreement.

“Tax Identification Information” means properly completed and signed tax certifications (generally with respect to U.S. Federal Income Tax, IRS Form W-9 (or applicable successor form) in the case of a Person that is a “United States Person” within the meaning of Section 7701(a)(30) of the Code or the appropriate IRS Form W-8 (or applicable successor form) in the case of a Person that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Code), and, if applicable, any other information sufficient to eliminate the imposition of, or determine the amount of FATCA Withholding Tax.

“Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that was characterized as debt at the time of its issuance, (b) in the case of Section 2.12(b)(vii) of the Indenture, the Notes of any new Series will properly be characterized as debt, and (c) such action will not cause the Issuer to be deemed to be an association or publicly traded partnership taxable as a corporation.

“TDS” shall mean Telephone and Data Systems, Inc., a Delaware corporation.

“Termination Notice” shall have the meaning specified in Section 7.01 of the Transfer and Servicing Agreement.

“Transaction Documents” shall mean, with respect to any Series of Notes, the Trust Agreement, the Receivables Sale Agreement, the Receivables Purchase Agreement, the Transfer and Servicing Agreement, the Indenture, the related Indenture Supplement, the Performance Guaranty, the Administration Agreement, any Series Enhancement agreement, the Back-Up Servicing Agreement, if any, any hedging agreement, any note depository agreements, any fee letter, and such other documents and certificates executed and delivered in connection therewith.

“Transaction Parties” shall have the meaning specified in Section 2.17(b)(ii)(A) of the Indenture.

“Transfer and Servicing Agreement” shall mean the Transfer and Servicing Agreement, dated as of December 20, 2017, among the Transferor, the Servicer, the Custodian and the Trust, as the same may be amended, supplemented or otherwise modified from time to time.

“Transfer Date” shall mean with respect to each Payment Date, the Business Day immediately preceding such Payment Date.

“Transfer Deposit Amount” shall have the meaning specified in Section 2.05(b) of the Transfer and Servicing Agreement.

“Transferor” shall mean USCC Receivables Funding LLC, a Delaware limited liability company, or its successor under the Transfer and Servicing Agreement.

“Transferor Amount” shall mean on any date of determination an amount equal to the difference between (a) the Aggregate Unadjusted Receivables Balance at the end of the day immediately prior to such date of determination, and (b) the aggregate Invested Amount of all Series of Notes issued and outstanding on such date of determination.

“Transferor Percentage” means as to Receivable Payments, Miscellaneous Payments, Loss Amounts and Recoveries, 100% less the sum of the applicable Allocation Percentages for all outstanding Series.

“Transferred Assets” shall have the meaning specified in Section 2.01 of the Transfer and Servicing Agreement.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code from time to time.

“Trigger Receivable Balance” means, with respect to any Receivable, as of any date of determination the sum of the unpaid Scheduled Payments thereon; provided, that in the case of Receivables relating to Obligors and related devices that are eligible for a device upgrade pursuant to the terms of the related Contract, the Receivable Balance shall mean only the amount of the unpaid Scheduled Payments owing by such Obligor prior to the date on which the Contract becomes eligible for an upgrade; provided further, that the Receivable Balance of any Receivable may not exceed the outstanding principal amount, if any, owing by the related Obligor.

“Trust” shall mean USCC Master Note Trust, a Delaware statutory trust.

“Trust Accounts” shall mean the Collection Account, the Excess Funding Account, and any Series Account.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement relating to the Issuer, dated as of December 20, 2017, between the Transferor and the Owner Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Trust Amortization Event” shall have, with respect to each Series, the meaning specified in Section 5.1 of the Indenture.

“Trust Assets” shall have the meaning specified in Section 2.01 of the Transfer and Servicing Agreement.

“Trust Event of Default” shall have the meaning specified in Section 5.2 of the Indenture.

“Trust Termination Date” shall have the meaning specified in the Trust Agreement.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Unadjusted Receivable Balance” means, with respect to any Receivable, as of any date of determination, the sum of the unpaid Scheduled Payments thereon (including any Scheduled Payments during the period in which the related Obligor is eligible for a device upgrade pursuant to the terms of the related Contract); provided, that the Receivable Balance of any Receivable may not exceed the outstanding principal amount, if any, owing by the related Obligor.

“USCC” shall mean United States Cellular Corporation, a Delaware corporation.

“USCC Services” shall mean USCC Services, LLC, a Delaware limited liability company.

“Voting Shares” means, with respect to any Person, any class or classes of capital stock or other ownership interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

“Wholly-owned Affiliate” has the meaning specified in Rule 2 of Regulation RR.

EXHIBIT A

FORM OF UNDERTAKING LETTER

USCC Master Note Trust

c/o Wilmington Trust, National Association, as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention:  Corporate Capital Markets

U.S. Bank National Association,

as Indenture Trustee for USCC Master Note Trust

111 Fillmore Ave

St. Paul, MN 55107

Attention:  USCC Master Note Trust/Bondholder Services

Ladies and Gentlemen:

In connection with the purchase of record or beneficial ownership of a Note subject to the provisions of Section 2.17 of the Master Indenture, dated as of December 20, 2017 (the “Unregistered Note”), of the USCC Master Note Trust, the undersigned purchaser, record owner or beneficial owner hereby acknowledges, represents and warrants that such purchaser, record owner or beneficial owner:

(1)                                 unless specified in the related Indenture Supplement, it is not, and has not acquired the Unregistered Note by, or for the benefit of, (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) that is subject to the provisions of Title I of ERISA, (ii) a plan as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) that is subject to Section 4975 of the Code, (iii) any entity whose underlying assets include plan assets by reason of such employee benefit plan’s or plan’s investment in such entity or (iv) any governmental, church, non-U.S. or other plan subject to any federal, state, local or non-U.S. law that is substantially similar to Title I of ERISA or Section 4975 of the Code; and

(2)                                 acknowledges that you and others will rely on the acknowledgments, representations and warranties contained herein, and agrees to notify you promptly in writing if any of the acknowledgments, representations or warranties herein cease to be accurate and complete.

Name of Note Owner

By:
Name:
Title:
Date: